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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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GlobalSantaFe Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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  Explanatory Note: This revised Notice of Annual Meeting and Proxy Statement is being filed to correct a typographical error that occurred in the process of converting the document to the EDGAR format. The symbol "1/3" was incorrectly represented as "?" on page 20 of the document. The typographical error does not appear in printed versions of the Proxy Statement.

GlobalSantaFe Corporation Notice of Annual General Meeting of Shareholders to be held on Tuesday, June 7, 2005 at 8:00 a.m.
GlobalSantaFe Auditorium 15375 Memorial Drive Houston, Texas

        You are cordially invited to attend the 2005 Annual General Meeting of Shareholders of GlobalSantaFe Corporation to:

  1.
  Elect four directors;

  2.
  Approve an amendment to the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards;

  3.
  Ratify the appointment of the Company's independent auditor; and

  4.
  Transact such other business as may be properly brought before the meeting.

        Shareholders of record at the close of business on April 5, 2005, will be entitled to vote.

Your vote is important. Whether you plan to attend or not, please vote as soon as possible. You may vote over the Internet, by telephone, or by mailing the enclosed proxy or voting direction form. Please review the instructions in the proxy statement and on your proxy card or voting direction form regarding each of these voting options.

                      ALEXANDER A. KREZEL
                      Secretary

Houston, Texas
April 29, 2005

GlobalSantaFe Corporation Proxy Statement

        This proxy statement and the form of proxy card are being mailed beginning on or about April 29, 2005. GlobalSantaFe's Board of Directors is soliciting proxies for use at the Annual General Meeting of Shareholders to be held on June 7, 2005, and any postponement or adjournment of the meeting. The meeting will be held in the GlobalSantaFe Auditorium at the principal executive offices of the Company, which are located at 15375 Memorial Drive, Houston, Texas 77079-4101, telephone number 281-925-6000. The Company's website is www.GlobalSantaFe.com.

TABLE OF CONTENTS

Information about the Meeting and Voting
Election of Directors
Board Independence
Board Committees and Other Board Matters
Director Compensation
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Audit Committee Report
Fees to Independent Auditor for 2003 and 2004
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Compensation Committee Report on Executive Compensation
Executive Compensation
Summary Compensation Table
Option Grants in 2004
Option Exercises in 2004 and Year-End Option Values
Other Long-Term Incentive Plan Awards in 2004
Equity Compensation Plan Information
Pension Plan Table
Employment Agreements and Termination Arrangements
Cumulative Total Shareholder Return
Approval of an Amendment to the Company's 2003 Long-Term Incentive Plan to Reduce the Number of Shares Authorized for Issuance Under the Plan and Increase the Number of Such Shares Available for Full-Value Stock Awards
Ratification of Appointment of the Company's Independent Auditor
Certain Relationships and Related Transactions
Charter Provisions Relating to Corporate Opportunities and Interested Directors
Other Matters
Director Independence Standards
GlobalSantaFe 2003 Long-Term Incentive Plan

YOUR VOTE IS IMPORTANT

        Owners of record, beneficial owners, and owners of shares held in a GlobalSantaFe 401(k) account can generally vote any one of three ways: via the Internet, by telephone, or by mail. To vote by mail, please sign, date and return the enclosed proxy card or voting direction form in the envelope provided. For further details on voting via the Internet or by telephone, please refer to the material under the heading Information about the Meeting and Voting, which begins on the next page.

INFORMATION ABOUT THE MEETING AND VOTING

When were proxy materials mailed?

        This proxy statement and the proxy card were first mailed on or about April 29, 2005, to owners of GlobalSantaFe ordinary shares in connection with the solicitation of proxies by our Board of Directors for the 2005 Annual General Meeting of Shareholders to be held in Houston, Texas, on June 7, 2005. Proxies are solicited to give all shareholders of record at the close of business on April 5, 2005, an opportunity to vote on matters that come before the annual general meeting. This procedure is necessary because shareholders live throughout the U.S. states and abroad, and most will not be able to attend the meeting.

What am I voting on?

        The Board is soliciting your vote for:

  •
  the election of four directors;

  •
  the approval of an amendment to the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards;

  •
  the ratification of the appointment by the Audit Committee of the Company's independent auditor; and

  •
  the transaction of such other business as may be properly brought before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

        Shareholders of record at the close of business on April 5, 2005, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

        Each GlobalSantaFe Corporation ordinary share that you own as of the record date entitles you to one vote at the 2005 Annual General Meeting of Shareholders with respect to each matter voted upon. On April 5, 2005, there were 239,517,440 ordinary shares issued and outstanding.

How do I vote?

        Shareholders may vote by mail, telephone or the Internet. Shareholders of record who do not hold their shares through a bank or broker, and owners of shares held in a GlobalSantaFe 401(k) Savings Plan account, can vote on the Internet at www.computershare.com/us/proxy or by telephone by calling 800-306-1379, or 800-306-1382 for shares held through the GlobalSantaFe 401(k) Savings Plan. Please have your proxy card or voting direction form in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

        If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

        If you are a holder of record and attend the annual general meeting in person, you may request a ballot when you arrive and vote at the meeting. If your shares are held in the name of your bank, broker, or other nominee, you will need to bring a letter from the nominee indicating that you were the beneficial owner of the shares on April 5, 2005, the record date for voting, and are authorized to vote the shares.

What if I return my proxy but do not mark it to show how I am voting?

        If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Board. The Board's recommendations are set forth below under "What are the Board's Recommendations?".

        What if other items come up at the annual general meeting and I am not there to vote?

        When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxies who are named on your proxy card (or in the case of shares held through the GlobalSantaFe 401(k) Savings Plan, the Trustee) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual general meeting. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Articles of Association.

Can I change my vote or revoke my proxy?

        If you are a shareholder of record, you can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

  •
  notify our Corporate Secretary in writing before the annual general meeting that you are revoking your proxy (the Corporate Secretary's address is: Corporate Secretary, GlobalSantaFe Corporation, 15375 Memorial Drive, Houston, Texas 77079-4101);

  •
  submit another proxy with a later date;

  •
  vote again by telephone or the Internet; or

  •
  vote in person at the annual general meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the annual general meeting if you present a letter from the nominee as described above.

        Attendance at the annual general meeting will not, in and of itself, constitute a revocation of a proxy.

What does it mean if I receive more than one proxy card?

        Your shares are likely registered differently or are in more than one account. You should vote each of your accounts by telephone, the Internet, or mail. If you mail your proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare Investor Services, by telephone at 877-273-7879 (toll free United States and Canada) or 312-360-5149 (international direct dial); by e-mail at web.queries@computershare.com; or by mail at Computershare Investor Services, P.O. Box A3504, Chicago, Illinois 60690-3504. Combining accounts reduces excess printing and mailing costs, resulting in savings that benefit you as a shareholder.

What constitutes a quorum?

        If a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual general meeting. At the close of business on April 5, 2005, the record date for the meeting, there were issued and outstanding 239,517,440 ordinary shares, all of one class.

        Abstentions and shares voted on at least one matter by a broker or bank holding shares for a beneficial owner are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs when a broker votes on some matters but not on others, usually because the broker does not have the authority to do so.

What vote is required to approve each proposal?

        Election of Directors:    Votes may be cast in favor or withheld in the election of directors. The nominees, up to the number of directors to be elected, receiving the highest number of votes cast by shareholders will be elected. Votes that are withheld will be excluded from the vote.

        Approval to Amend the 2003 Long-Term Incentive Plan:    The affirmative vote of a majority of the total votes cast on the proposal is required to approve the proposed amendment to the 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards, provided that the total votes cast on the proposal represents over 50% of all votes entitled to be cast on the proposal. For purposes of this item, abstentions are treated as votes cast, thus having the effect of a negative vote. Broker non-votes will not be treated as votes cast and therefore could have the effect of a negative vote, if, as a result of broker non-votes and other failures to vote, the votes cast (for, against or abstaining) on the matter do not represent over 50% of all votes entitled to be cast on the proposal.

        Ratification of Appointment of the Company's Independent Auditor:    This proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

What are the Board's recommendations?

        The Board recommends a vote FOR the election of directors, FOR approval of the proposed amendment to the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards, and FOR the ratification of the appointment of the Company's independent auditor.

How do I access proxy materials on the Internet?

        Shareholders can access our Notice of Annual Meeting, our Proxy Statement and our 2004 Annual Report on the Investor Relations section of our Website at www.GlobalSantaFe.com under the caption "Annual Report."

ELECTION OF DIRECTORS

        GlobalSantaFe's Board of Directors is divided into three classes. Generally, shareholders elect one class at each annual general meeting to serve a three-year term. Directors elected at the 2005 Annual General Meeting of Shareholders will serve a three-year term to expire at the 2008 Annual General Meeting of Shareholders. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The candidates, up to the number of directors to be elected, receiving the highest number of votes cast by shareholders will be elected. If any of the nominees becomes unable or otherwise unavailable to serve, the Board will either reduce the number of directors constituting the entire board or designate a substitute nominee to stand for election.

        On April 20, 2005, GlobalSantaFe issued 23,500,000 ordinary shares in an underwritten public offering and concurrently repurchased an equal number of shares from SFIC Holdings (Cayman), Inc., a wholly-owned subsidiary of Kuwait Petroleum Corporation, at a price per share equal to the net proceeds per share that GlobalSantaFe received from the offering. The share repurchase reduced the percentage ownership of GlobalSantaFe's total outstanding ordinary shares owned by SFIC Holdings from approximately 18.16% as of the record date to approximately 8.4% as of the closing of the repurchase. Under the terms of GlobalSantaFe's Articles of Association and an intercompany agreement among GlobalSantaFe, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation, SFIC Holdings has the right to designate a specified number of director designees on the Board, as long as Kuwait Petroleum Corporation and its affiliates own at least 4% of the Company's outstanding shares or voting shares. The reduction in shares owned by SFIC Holdings (Cayman), Inc. decreased its right to designate directors on the Board from three to two. As a result of the decrease, SFIC Holdings (Cayman), Inc. has indicated that Mr. Khaled R. Al-Haroon or Mrs. Maha A. R. Razzuqi will resign from the Board effective at or before the 2005 Annual General Meeting of Shareholders, and Mr. Nader Sultan will stand for re-election to the Board as the other SFIC Holdings designee. In the event Mr. Al-Haroon or Mrs. Razzuqi does not resign at or before the 2005 Annual General Meeting of Shareholders, Mr. Sultan will not stand for re-election to the Board. For more information regarding SFIC Holdings (Cayman), Inc.'s right to designate director designees see "Certain Relationships and Related Transactions" in this proxy statement.

        Information concerning the nominees for election and the other directors appears below. References to Global Marine are to Global Marine Inc., which merged with a subsidiary of the Company in 2001. At the time of the merger, the Company changed its name from Santa Fe International Corporation to GlobalSantaFe Corporation.

        Photographs of the Company's directors are located on the Company's website at www.GlobalSantaFe.com, under the caption "Corporate" and then "Management."

Nominees For Terms Expiring in 2008

        Richard L. George, 54, has served as a director of the Company since 2001. Since 1991, he has been the President and CEO of Suncor Energy Inc., a widely held Canadian integrated oil and gas company. Prior to 1991, Mr. George spent ten years in the international oil business with Sun Company where he held various positions in project planning, production evaluation, exploration and production. During the last four years of this period, he was Managing Director of Sun Oil Britain Limited in the U.K. Mr. George is Chairman of the Board of Directors of the Canadian Council of Chief Executives.

        Robert E. Rose, 66, has served as a director of the Company since 2001 and served as a director of Global Marine from 1998 through 2001. Mr. Rose has been the Company's non-executive Chairman of the Board since March 2004, when he retired as an employee of the Company. Mr. Rose served as the Company's executive Chairman from 2001 until March 2004, prior to which he served as the President and Chief Executive Officer of Global Marine after re-joining Global Marine in 1998 and as Global Marine's Chairman from 1999 through 2001. He began his professional career with Global Marine in 1964 and left Global Marine in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in 1998 and served as President and Chief Executive Officer of Cardinal Services, Inc. an oil services company, before re-joining Global Marine. Mr. Rose is also a director of Grey Wolf, Inc.

        Stephen J. Solarz, 64, has served as a director of the Company since 1998. Mr. Solarz is president of Solarz Associates, an international consulting firm. He also is Vice Chairman of the International Crisis Group, and a Senior Counselor at APCO Worldwide. Mr. Solarz is also on the board of the Elliott School of International Affairs at George Washington University and the Brandeis University Center for International Ethics and Justice. He served in public office for 24 years, both in the New York Assembly and in the U.S. House of Representatives. As a Congressman, Mr. Solarz served on various committees, including the House Foreign Affairs Committee where he chaired the Subcommittee on Africa and the Subcommittee on Asian and Pacific Affairs.

        Nader H. Sultan, 56, has served as a director of the Company since 1995. Mr. Sultan is a Senior Partner at F&N Consultancy, of which he is part owner. He was the Chief Executive Officer of Kuwait Petroleum Corporation from 1998 through September 2004. From 1993 through September 2004, he also served as Deputy Chairman and Managing Director, Planning and International Operations, of Kuwait Petroleum Corporation. Mr. Sultan also served as a Director of Kuwait Petroleum Corporation until September 2004. He currently serves as Chairman of the Board of Directors of SFIC Holdings (Cayman), Inc.

The Board of Directors recommends a vote "FOR" each of the above-named nominees for terms expiring in 2008.

        The members of the Board of Directors who are not subject to election at the 2005 Annual General Meeting of Shareholders are as follows:

Continuing Directors with Terms Expiring in 2006

        Thomas W. Cason, 62, has served as a director of the Company since 2001 and served as a director of Global Marine from 1995 through 2001. Mr. Cason owns and manages five equipment dealerships, primarily in support of the agricultural industry. He served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995 and was a partner in Hiller Key Tronic Partners, L.P. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated.

        Jon A. Marshall, 53, has served as a director and as President and Chief Executive Officer of the Company since May 2003. Previously, he served as the Company's Executive Vice President and Chief Operating Officer from 2001 until May 2003 and as Global Marine's Executive Vice President and Chief Operating Officer from 1998 through 2001. He was President of the Company's drilling subsidiary from 1997 to 1998, and Group Vice President of Global Marine, responsible for worldwide turnkey operations, integrated drilling services, and exploration and production, from 1995 to 1997. Prior to that, Mr. Marshall was President of Challenger Minerals Inc. and of Applied Drilling Technology Inc., which are also wholly-owned subsidiaries of the Company. Mr. Marshall joined Global Marine in 1979.

        Maha A. R. Razzuqi, 48, has served as a director of the Company since 1999. Mrs. Razzuqi retired in November 2004 as Executive Assistant Managing Director in International Business Development for Kuwait Petroleum Corporation. She had been associated with Kuwait Petroleum Corporation's international operations since 1996, including service on the Kuwait Foreign Petroleum Exploration Company Board of Directors, and she held various management positions in planning and marketing between 1986 and 1996. Mrs. Razzuqi serves as President and a director of SFIC Holdings (Cayman), Inc.

        Carroll W. Suggs, 66, has served as a director of the Company since 2001 and served as a director of Global Marine from 2000 through 2001. Mrs. Suggs served as the Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. from 1990 until her retirement in 2001. Petroleum Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs serves on the boards of POGO Producing Company and Whitney Holding Company. She also serves as Chairman of the Board of Trustees of Xavier University of Louisiana, the Board of the Louisiana Cancer Research Consortium, and the Board of the United Way of New Orleans.

Continuing Directors with Terms Expiring in 2007

        Ferdinand A. Berger, 66, has served as a director of the Company since 1997. Mr. Berger retired from the Shell Group of Companies in 1996, having served in various management positions in South America, the Middle East and Europe since 1965. Mr. Berger served as a director of Shell International Petroleum Company Limited, with responsibility for overall Shell Group activities in the Middle East, Africa and South Asia, from 1992 until his retirement. He served as Senior Vice President of Shell International Trading Company from 1987 to 1992. Mr. Berger serves as Vice-Chairman of SightSavers International, a charity for the blind operating in developing countries worldwide. He also serves as Executive Chairman of Highview Enterprises Limited, a U.K.-registered, privately held company developing a zero emission energy system from renewable resources for automotive propulsion.

        Edward R. Muller, 53, has served as a director of the Company since 2001 and served as a director of Global Marine from 1997 through 2001. Mr. Muller is a private investor and served as President and Chief Executive Officer of Edison Mission Energy, a wholly-owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Mr. Muller is also a director of The Keith Companies, Inc. and Ormat Technologies, Inc.

        Khaled R. Al-Haroon, 55, has served as a director of the Company since 1998. From 1998 until 2001, Mr. Al-Haroon served on the Board of Kuwait Petroleum Corporation as its Managing Director of International Operations and Chairman of KPC Holdings Aruba. He also served as the Chairman—Oils Sector Loss Assessment Committee and was the Deputy Chairman of Kuwait Petroleum Corporation's Higher Tender Committee until his retirement in 2001. From 1980, Mr. Al-Haroon held various management positions at Kuwait Petroleum Corporation. His career began in 1974 with the International Marketing Group of the Kuwait National Petroleum Company. Currently, Mr. Al-Haroon also serves as a director of SFIC Holdings (Cayman), Inc.

        Paul J. Powers, 70, has served as a director of the Company since 2001 and served as a director of Global Marine from 1995 through 2001. Mr. Powers retired in 2000 as Chairman of the Board and Chief Executive Officer of Commercial Intertech Corp. Prior to its merger with Parker Hannifin Corporation, Commercial Intertech was a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. Mr. Powers is also a director of York International Corporation and FirstEnergy Corp.

        John L. Whitmire, 64, has served as a director of the Company since 2001 and served as a director of Global Marine from 1999 through 2001. Mr. Whitmire has served since 1999 as Chairman of the Board of Directors of CONSOL Energy Inc., which is engaged in the production of coal and natural gas for the electric utility industry. Mr. Whitmire was Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held various senior management positions including Executive Vice President-Exploration and Production. He was also a member of Phillips' Board of Directors. Mr. Whitmire is presently a director of El Paso Corporation.

Retiring Director

        The Company's Amended and Restated Articles of Association provide that no person shall serve as a director of the Company who at the time of his or her election has reached his or her 70th birthday. As a Class II director, C. Russell Luigs would ordinarily stand for re-election at this meeting, but he has reached his 70th birthday and accordingly is not standing for re-election.

BOARD INDEPENDENCE

        As contemplated by the New York Stock Exchange ("NYSE") Corporate Governance Rules and the requirements under the Sarbanes-Oxley Act of 2002, the Board of Directors has adopted Director Independence Standards, which are attached to this proxy statement as Appendix A. The Board reviews each director's independence annually. The purpose of this review is to determine whether the director has a material relationship with GlobalSantaFe either directly or as a partner, officer or shareholder of an organization that has a relationship with GlobalSantaFe. Although the Board considers all relevant facts and circumstances in assessing whether a director is independent, including those described under "Certain Relationships and Related Transactions" in this proxy statement, relationships that are addressed by and fall under the thresholds specified in Section B of the Director Independence Standards are not required to be disclosed in connection with the Board's independence determinations. Pursuant to its review, the Board has affirmatively determined that each of the Company's directors is independent, with the exception of Messrs. Luigs, Marshall and Rose, each of whom is not independent due to his current or prior employment relationship with the Company. In establishing the Director Independence Standards and in its annual review, the Board affirmatively concluded that the ownership of GlobalSantaFe Corporation ordinary shares by Kuwait Petroleum Corporation and SFIC Holdings (Cayman), Inc., and their other transactions and relationships with the Company do not impair the independence of the three directors who have served as designees of SFIC Holdings. In making that determination, the Board noted the NYSE commentary to its Corporate Governance Rules stating that the ownership of even a significant amount of stock, by itself, is not a bar to an independence finding and that the focus is on independence from management. The Board considered the various relationships between Kuwait Petroleum Corporation and GlobalSantaFe and determined that the designees are independent from management. The Board also considered the more restrictive test under Rule 10A-3 of the Securities Exchange Act of 1934, which prohibits affiliates from service on audit committees and determined, prior to the reduction in SFIC Holdings' ownership, that Mrs. Razzuqi and Messrs. Al-Haroon, Luigs, Marshall, Rose and Sultan would be precluded from serving on the Company's Audit Committee.

BOARD COMMITTEES AND OTHER BOARD MATTERS

        During 2004, the Board of Directors held four meetings. The Board of Directors has four standing committees. During 2004, each current director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. All but one of the directors attended the 2004 Annual General Meeting of Shareholders.

        Audit Committee—The Audit Committee consists of four directors: Thomas W. Cason, Chairman, Richard L. George, Paul J. Powers, and John L. Whitmire. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE's Corporate Governance Rules. In addition, each member of the Committee is independent under the rules of the Securities and Exchange Commission regarding audit committees. The Board of Directors has determined that Thomas W. Cason is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. Each member of the Committee is financially literate within the meaning of the NYSE's Corporate Governance Rules. The Committee held fourteen meetings during 2004. Members of the Committee, the Company's independent auditor, and the head of the Company's internal audit staff attend Committee meetings. In addition, the Committee meets privately with the Company's independent auditor several times each year. The Audit Committee Report in this proxy statement includes a description of the Committee's function.

        Compensation Committee—The Compensation Committee consists of four directors: Edward R. Muller, Chairman, Stephen J. Solarz, Carroll W. Suggs, and Nader H. Sultan. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE's Corporate Governance Rules. The Compensation Committee establishes remuneration arrangements for executive officers and directors, recommends the adoption of compensation plans in which officers, directors and employees are eligible to participate, and grants options and other awards under compensation plans. The Compensation Committee held four meetings during 2004. A Compensation Committee Report on Executive Compensation is included in this proxy statement.

        Executive Committee—The Executive Committee consists of four directors: Robert E. Rose, Chairman, Ferdinand A. Berger, C. Russell Luigs, and Maha A. R. Razzuqi. The Executive Committee has the authority to exercise all the powers and authority of the Board that are delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Committee reviews the Company's annual financial plan, reviews and recommends the Company's dividend policy, recommends to the Board material capital expenditures, share repurchases, acquisitions and financings, reviews the adequacy of funding of the Company's pension obligations, and advises with respect to the Company's external financial relationships. The Executive Committee held four meetings during 2004.

        Nominating and Governance Committee—The Nominating and Governance Committee consists of four directors: Stephen J. Solarz, Chairman, Khaled R. Al-Haroon, Paul J. Powers, and John L. Whitmire. Each member of the Committee has been determined by the Board to be independent for purposes of the NYSE's Corporate Governance Rules. The Committee, which held four meetings during 2004, assists the Board in fulfilling its corporate governance responsibilities. The Committee recommends to the Board nominees for election as directors, recommends to the Board directors to be appointed to each standing committee, evaluates the performance of incumbent directors and officers in determining whether they should be nominated to stand for reelection, and develops and recommends to the Board corporate governance principles and procedures to ensure the Board effectively serves the interests of the shareholders.

        Executive Meetings of Non-Management and Independent Directors—In conjunction with each regularly scheduled meeting of the Board of Directors, of which there are four each year, time is allotted for the non-management directors of the Company (all directors other than Mr. Marshall) to meet in an executive session, without management. In addition, the independent directors meet in executive session at least once each year. Robert E. Rose, who is the Chairman of the Board, chairs the non-management director sessions. The presiding director is selected on a rotating basis from the chairmen of the Board's four standing committees to chair the non-management director sessions in Mr. Rose's absence and to chair the independent director sessions.

        Committee and Board Evaluations—The Nomination and Governance Committee conducts an annual evaluation of Board performance, and each committee conducts its own self-evaluation. The results of these evaluations are reported to the Board.

        Corporate Governance—The following materials have been adopted by the Board and are located on the Company's website at www.GlobalSantaFe.com, on the Corporate Governance page of the Investor Relations section:

  •
  Charter of the Audit Committee
  •
  Charter of the Compensation Committee
  •
  Charter of the Executive Committee
  •
  Charter of the Nominating and Governance Committee
  •
  Corporate Governance Policy
  •
  Standards of Business Conduct
  •
  Director Independence Standards

Copies of these documents will be made available to any shareholder free of charge upon written request to the Company's Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

        Director Education—The Company is committed to the ongoing education of its directors. From time to time, the Company's executives and industry leaders make presentations to the Board. In addition it is expected that, at least annually, all directors will participate in a continuing education event (which may coincide with a regular Board meeting) addressing, among other things, current developments and best practices in corporate governance. The Board has already participated in one such continuing education event in 2005.

        Director Nominations—The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the Committee in care of the Company's Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

        Once a prospective candidate has been identified, the Committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination includes consideration of the need for additional Board members to fill vacancies. If the Committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective candidate in light of the considerations set out in the Company's Corporate Governance Policy, including, among others: independence as defined by applicable law and stock exchange listing standards; business or professional experience; integrity and judgment; records of public service; ability to devote sufficient time to the affairs of the Company; and characteristics of the current Board, including diversity, age and skills, such as an understanding of financial statements and financial reporting systems, oil and gas drilling services, technology and international experience, all in the context of an assessment of the perceived needs of the Board at the time. In connection with this evaluation, the Committee determines whether to interview the prospective candidate, and, if warranted, one or more members of the Committee, and others as appropriate, interview the prospective candidate in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

        Shareholder Communications with the Board and with the Non-Management Directors—Shareholders may communicate with the Board by sending an e-mail to board@GlobalSantaFe.com. Shareholder communications intended specifically for non-management directors should be sent to non.management.directors@GlobalSantaFe.com. All messages sent to these e-mail addresses by shareholders will be relayed to all board members or all non-management directors, as the case may be.

DIRECTOR COMPENSATION

        Board members who are not employees of the Company receive compensation for Board service. At present, all directors except Mr. Marshall are non-employees and receive such compensation.

Cash Compensation

        Currently, non-employee director cash compensation includes:

Annual Retainer	$32,000
Annual Retainer (Committee Chairmen)
Audit Committee	$10,000
Compensation Committee	$ 7,500
Other Committees	$ 5,000
Board Meeting Attendance Fee (attended in person)	$ 2,500
Board Meeting Attendance Fee (attended by telephone)	$ 2,000
Committee Meeting Attendance Fee (attended in person)	$ 2,500
Committee Meeting Attendance Fee (attended by telephone)	$ 2,000
Special Assignment Fee	$ 1,000 per day

        In addition, non-employee directors are reimbursed for travel and incidental expenses in connection with their service as directors.

        Prior to being increased effective October 1, 2004, the annual retainer for the chairman of the Audit Committee was $7,500, the annual retainer for the chairman of the Compensation Committee was $5,000 and the Board and committee meeting attendance fees were $2,000 for attendance in person and $1,000 for attendance by telephone.

        In March 2004, Mr. Rose retired as a Company employee. Since March 2004, Mr. Rose has served the Company as its non-executive Chairman of the Board, in which capacity he receives $300,000 per annum in addition to the other non-employee director compensation.

        The designees of SFIC Holdings (Cayman), Inc. have informed the Company that they remit all cash compensation and the proceeds from the sale of any equity compensation to Kuwait Petroleum Corporation, the parent of SFIC Holdings.

Equity Compensation

        Stock Options.    Under the Company's 2003 Long-Term Incentive Plan, options to purchase ordinary shares of Company stock are granted to each director who, as of the date of grant, is not an employee. Non-employee director stock option grants are awarded at the discretion of the Compensation Committee. Under present practice, a director receives an initial stock option grant for the purchase of 10,000 shares in the year he or she first becomes eligible as a non-employee director and a grant for the purchase of 6,000 shares on the date of final adjournment of the Annual General Meeting of Shareholders in each year following the year of initial eligibility. Directors of Global Marine who joined the Company's Board as non-employee directors at the time of the Company's 2001 merger were deemed continuing directors for purposes of initial eligibility under the plan and did not receive an initial 10,000-share grant from the Company. In June 2004, Mr. Rose received an initial non-employee director stock option grant for the purchase of 10,000 shares, following his retirement as an employee of the Company in March 2004. Also in June 2004, Mesdames Razzuqi and Suggs and Messrs. Berger, Cason, George, Al-Haroon, Luigs, Muller, Powers, Solarz, Sultan and Whitmire each received an option grant for the purchase of 6,000 shares. Each option granted in June 2004 has a per share exercise price of $24.32. Each non-employee director stock option grant vests in equal installments over two years, has a ten-year term, and has an exercise price equal to the per share fair market value of the ordinary shares on the date of grant. In the event of death, disability, retirement due to the age limitation in the Company's Amended and Restated Articles of Association, involuntary termination other than for cause, or a change in control of the Company while the individual is a director, any unvested options vest immediately. In the event of a termination with cause or voluntary termination, any unvested stock options are forfeited. Non-employee director stock options are not transferable except by will or the laws of descent and distribution, or to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights.

        Restricted Stock Units.    Effective in 2004, the Board of Directors authorized annual restricted stock unit awards of up to 3,000 shares per non-employee director. The annual awards are made at the discretion of the Compensation Committee on the date of final adjournment of each Annual General Meeting of Shareholders. In June 2004, Mesdames Razzuqi and Suggs and Messrs. Berger, Cason, George, Al-Haroon, Luigs, Muller, Powers, Rose, Solarz, Sultan and Whitmire were each granted 3,000 restricted stock units. Each restricted stock unit represents one ordinary share of the Company and is subject to a three-year vesting period. The non-employee director receives the ordinary shares at the end of the vesting period, subject to certain forfeiture provisions, but the director may defer receipt of the shares. Dividend equivalent payments are credited to the individual on the books of the Company upon payment of any dividend on the underlying stock during the restricted period and any deferral period. Credited dividend equivalent payments are made in shares of Company stock when and if the shares underlying the restricted stock units are paid out. In the event of death, disability, or involuntary termination other than for cause, the restricted stock units vest immediately. In the event of termination for cause or voluntary termination, any unvested restricted stock units are forfeited. In the event of retirement due to the age limitation in the Company's Amended and Restated Articles of Association, the restricted stock units granted in 2004 would vest pro-rata and the remainder of the award would be forfeited, but restricted stock units granted in 2005 and subsequent years would continue to vest in retirement. Non-employee director restricted stock units are not transferable except to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners as of April 5, 2005, of more than 5% of the Company's ordinary shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
Kuwait Petroleum Corporation P.O. Box 26565 13126 Safat, Kuwait	43,500,000	(2)	18.16%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	17,715,126	(3)	7.40%
Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02109	14,213,487	(4)	5.93%
Citigroup Global Markets Holdings, Inc. 388 Greenwich Street New York, New York 10013	12,708,981	(5)	5.31%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	12,285,886	(6)	5.13%

(1)
The percentage indicated is based on the 239,517,440 issued and outstanding ordinary shares at April 5, 2005, which is the record date for the 2005 Annual General Meeting of Shareholders.

(2)
The number of shares indicated is based on a statement on Schedule 13G dated February 13, 2002, which was filed jointly by SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation. SFIC Holdings is a wholly-owned subsidiary of Kuwait Petroleum Corporation. As a result of the repurchase of 23,500,000 of these shares on April 20, 2005, SFIC Holdings now owns 20,000,000 ordinary shares, or approximately 8.4% of our outstanding shares.

(3)
The number of shares indicated is based on a statement on Schedule 13G dated February 14, 2005, which was filed by Wellington Management Company, LLP, in its capacity as an investment adviser.

(4)
The number of shares indicated is based on Amendment No. 6 to a statement on Schedule 13G dated February 3, 2005, which was filed by Massachusetts Financial Services Company on behalf of itself and certain other non-reporting entities.

(5)
The number of shares indicated is based on Amendment No. 2 a statement on Schedule 13G dated February 4, 2005, which was filed jointly by Citigroup, Inc. and one of its subsidiaries, Citigroup Global Market Holdings, Inc.

(6)
The number of shares indicated is based on a statement on Schedule 13G dated February 2, 2005, which was filed by Lord, Abbett & Co. LLC.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of April 5, 2005, the beneficial ownership of the Company's ordinary shares by each director and nominee, the executive officers named in the Summary Compensation Table, and, as a group, those persons and all other current executive officers, based on information provided by such persons.

Name	Shares Owned(a)		Right to Acquire(b)	Restricted Shares(c)	Total Shares		Percent of Class(d)
Ferdinand A. Berger	13,500		28,000	3,000	44,500		—
Thomas W. Cason	6,203		31,295	3,000	40,498		—
Richard L. George	5,000		26,000	3,000	34,000		—
Khaled R. Al-Haroon (e)	—		35,000	3,000	38,000		—
Roger B. Hunt	10,923		233,440	19,500	263,863
C. Russell Luigs	488,630		206,053	3,000	675,005		—
Jon A. Marshall	146,325		773,725	42,825	957,524		—
James L. McCulloch	67,916		256,396	19,906	344,218		—
Edward R. Muller	1,546		33,955	3,000	38,501		—
Paul J. Powers	1,881		31,295	3,000	36,176		—
W. Matt Ralls	6,659		281,156	25,169	312,984		—
Maha A. R. Razzuqi (e)	—		28,000	3,000	31,000		—
Robert E. Rose	2,298		698,954	39,671	740,923		—
Stephen J. Solarz	500		22,000	3,000	25,500		—
Carroll W. Suggs	2,216		27,970	3,000	33,186		—
Nader H. Sultan (e)	—	(f)	37,000	3,000	40,000	(f)	—
John L. Whitmire	4,208		26,640	3,000	33,848		—
Marion M. Woolie	6,193		280,685	20,621	307,499		—
All of the above and other executive officers as a group (21 persons)	771,434	(f)	3,326,032	219,848	4,317,314	(f)	1.78%

(a)
Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. Includes shares attributable to accounts under the Company's 401(k) plans at April 5, 2005, as follows: 38,086.

(b)
Shares that may be acquired within sixty days of April 5, 2005, through the exercise of non-employee director stock options or employee stock options.

(c)
Shares are subject to a vesting schedule, forfeiture risk and other restrictions.

(d)
As of April 5, 2005, no director or executive officer owned more than one percent of the ordinary shares outstanding.

(e)
Mrs. Razzuqi and Messrs. Al-Haroon and Sultan have been designated as members of the Board of Directors by Kuwait Petroleum Corporation acting through SFIC Holdings (Cayman) Inc., the holder of 43,500,000 ordinary shares. Mrs. Razzuqi and Messrs. Al-Haroon and Sultan disclaim beneficial ownership of the 43,500,000 shares.

(f)
Does not include 43,500,000 shares over which Mr. Sultan has the authority to cast votes on behalf of SFIC Holdings (Cayman), Inc. at the 2005 Annual General Meeting of Shareholders. Mr. Sultan disclaims beneficial ownership of the 43,500,000 shares.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence and experience requirements of the New York Stock Exchange as determined by the Board of Directors, has furnished the following report:

        The Audit Committee assists the Company's Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or other users thereof; the Company's systems of internal controls; the annual independent audit of the Company's financial statements; and the Company's programs for compliance with its business conduct and conflict of interest policies as established by management and the Board. In addition, the Committee (i) subject to ratification by the shareholders, selects an independent registered public accounting firm to be the Company's independent auditor and perform the annual independent audit of the Company's financial statements, the effectiveness of internal control over financial reporting and management's assessment thereof, and issue a report thereon, (ii) approves the nature of the professional audit services provided by the independent auditor prior to the performance of such services and approves the fees for such services, and (iii) reviews the scope of work and the reported results of the Company's internal auditor.

        The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends changes to the Board for approval.

        As part of fulfilling its responsibilities for overseeing management's conduct of the Company's financial reporting process for fiscal year 2004, the Audit Committee:

  •
  Received management's representation that the Company's consolidated financial statements for the fiscal year ended December 31, 2004, were prepared in accordance with accounting principles generally accepted in the United States;

  •
  Monitored, reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, and the effectiveness of internal control over financial reporting and management's assessment thereof, with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor;

  •
  Discussed with PwC the matters required to be discussed by Statement on Auditing Standards Nos. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and a letter from PwC regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also discussed PwC's independence with PwC.

        In addition, the Audit Committee considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's reviews, discussions and other actions outlined above, and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Thomas W. Cason*	Paul J. Powers
Richard L. George	John L. Whitmire
*Chairman

FEES TO INDEPENDENT AUDITOR FOR 2004 AND 2003

The aggregate fees billed for the professional services of PricewaterhouseCoopers LLP, the Company's independent auditor, for the fiscal years ended December 31, 2004 and 2003, were as follows:

	2004	2003
Audit Fees(1)	$2,386,445	$1,520,900
Audit-Related Fees(2)	$0	$93,550
Tax Fees(3)	$31,934	$420,771
All Other Fees(4)	$18,953	$23,511
Total	$2,437,332	$2,058,732

(1)
Audit fees for 2004 include $931,828 for Sarbanes-Oxley Act Section 404 audit services regarding internal control over financial statements, $150,052 for subsidiary statutory audit services, $38,000 for comfort letters, comment letters and consents for various Securities and Exchange Commission filings, and $12,000 for a report on management's assertion regarding OPA 90 attestation (a report regarding Global Marine's financial capability as the Company's guarantor for certain federal regulations regarding pollution). Audit fees for 2003 include $195,261 for subsidiary statutory audit services, $283,270 for comfort letters, comment letters and consents for various Securities and Exchange Commission filings, and $10,063 for a report on management's assertion regarding OPA 90 attestation.

(2)
Audit-Related Fees are comprised of employee benefit plan audit services. The Company engaged another independent audit firm to perform benefit plan audit services in 2004.

(3)
Tax fees for 2004 consisted entirely of fees for tax advice. Tax fees for 2003 consisted of $350,000 for tax planning services and $70,771 for tax advice.

(4)
All other fees for 2004 include $17,753 related to license fees for an Internet portal to access regulatory pronouncements and $1,200 related primarily to attendance fees for seminars sponsored by the independent auditor. All other fees for 2003 include $19,852 related to consultation regarding accounting and financial reporting matters and $3,031 related to license fees for an Internet program portal to access regulatory pronouncements.

The Audit Committee determined that the provision of the non-audit services covered in "Audit-Related Fees," "Tax Fees," and "All Other Fees" above was compatible with maintaining the independence of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF
AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to its Chairman. The Chairman reports any decisions regarding pre-approvals to the Audit Committee at its next regularly scheduled meeting.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of non-employee directors who meet the independence requirements of the NYSE and qualify as outside directors under Section 162(m) of the Internal Revenue Code. The Committee is responsible for establishing and administering an overall compensation program for our top executives. The Committee reviews and approves compensation for our Chief Executive Officer (subject to ratification by the Board's independent directors) and reviews and approves compensation for the other executive officers, including salary, annual and long-term incentives, stock compensation, and any other executive benefits. The Committee also reviews and approves performance measures in the annual and long-term incentive plans. The Committee is responsible for providing oversight and guidance in the development of compensation and benefit programs for all employees of the Company, including making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans.

        The Committee met four times during 2004. In addition, the Committee has the authority to engage independent consultants to provide advice on compensation levels and expertise on compensation strategy and program design. In this capacity, the Committee has retained Mercer Human Resource Consulting ("Mercer"). In conducting its analysis of executive compensation and determining recommendations, the Compensation Committee relies upon input from Mercer from time to time.

Compensation Philosophy

        Our executive compensation program reflects the philosophy that executives' rewards should be structured to reflect a pay-for-performance culture and be closely aligned with the interests of our shareholders. Our core principles include:

  •
  Provide for meaningful compensation programs that are reasonable and competitive and aid the Company in attracting, retaining, and motivating key talent;

  •
  Structure the compensation philosophy so as to provide reward opportunities consistent with the Company's operating strategy;

  •
  Emphasize pay-for-performance and stock-based incentives and extend these concepts beyond the executive officers to other employees in the interests of motivation, teamwork and fairness;

  •
  Target award levels that approximate the market median in all primary elements of compensation, with the chance for above median compensation only when Company or individual performance exceeds expectations; and

  •
  Build line-of-sight between participants in the plan and the operational and financial measures that are most important to the Company's success.

Changes in 2004

        During 2004, the Committee, with input from management, reviewed our executive reward philosophy relative to the current market for our business as well as the competition for executive talent. We engaged Mercer to act as our advisor and report directly to us during the review process. Based on the result of the review, our compensation programs in 2004 reflected the following changes:

  •
  Compensation levels were set at the market median for all primary elements of compensation; previously some elements were set at the 75th percentile. Our overall strategy for total direct compensation levels (base salary, bonus opportunity, and long-term incentives) is to target pay programs and compensation levels at the median of comparator data. Actual pay could exceed the median level when individual and/or Company performance exceeds expectations. Conversely, pay levels could fall below market median if performance is below expectations. In previous years the Company had targeted the 75th percentile of the competitive market for incentive compensation when performance warranted.

  •
  The Company's Annual Incentive Plan ("AIP") was re-designed to reflect the Company's focus on operational and financial goals, providing better alignment between motivational effectiveness and shareholder interests. The 2004 plan measures performance based on Relative Net Income, Costs, Safety, Environmental, Downtime, Rig Utilization and Other Corporate Objectives. The Company's previous plan focused on financial measures Return on Net Assets and Operating Cash Flow—and for the named executives, strategic objectives.

Competitive Positioning

        Compensation surveys of external competitiveness are used in assessing appropriateness of compensation. Company and individual performance are also considered in determining individual pay amounts. The primary competitive market, considered to be offshore drilling companies, oil and gas companies, and energy services companies of similar market value, size, operating complexity and growth potential, is taken into consideration so the Company can compete for the best talent in the energy industry. This competitive market includes a peer group of companies similar to the offshore drilling peer group named in the Cumulative Total Shareholder Return section of this proxy statement. The competitive market for compensation analysis also includes energy companies not included in that section since the competition for executive talent is not limited to offshore drilling companies and the number of offshore drilling companies represents too small a sample size for reasonable comparisons. The peer group for compensation purposes is:

Apache Corporation	Kerr-McGee Corp.
BJ Services Company	Noble Corporation
Burlington Resources Inc.	Pride International, Inc.
Cooper Cameron Corporation	Smith International, Inc.
ENSCO International Incorporated	Transocean Inc.
EOG Resources, Inc.	Weatherford International, Inc.

Program Overview

        The elements of our executive compensation program in 2004 consisted of (a) base salaries, (b) annual cash incentive payments under the AIP, (c) long-term incentives in the form of stock options and performance-unit awards, and (d) employee benefits. From time to time, our executive compensation program also includes restricted stock grants, but none of our executive officers received a restricted stock grant in 2004. The mix of compensation for executive officers is weighted more heavily toward performance-based incentives rather than base salaries as an executive officer's responsibility increases.

Base Salaries

        The base salaries for executive officers, including the executive officers named in this proxy statement, are reviewed annually and periodically adjusted to reflect the competitive market and individual responsibilities, experience, leadership, and contributions to our success. In December 2003, we reviewed the named executives' base salaries and determined that base salaries would not be increased for 2004. The decision not to increase salaries was not based on poor Company or individual performance, but was consistent with the Company's overall focus on cost controls and containment. Additionally, based on input from Mercer, we believe that the salaries for 2004 for the named executive officers were generally in an acceptable range around the market median for comparable positions and consistent with our strategy of providing median salary levels.

Annual Incentives

        The AIP (as described above) is a goal-driven plan that gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as percentages of the participants' base salaries. To earn the full target awards, 100% of the goals must be achieved. The target award levels range from 5% of base salary for the lowest eligible participant to 100% for the Chief Executive Officer. For participants in the corporate plan, AIP awards can increase up to 150% of the targeted percentage or decrease to zero depending on actual performance. For participants in the CMI and ADTI plan, AIP awards can increase up to 200% of the targeted percentage or decrease to zero depending on actual performance. The target annual incentives, when combined with base salaries, position the executives to earn approximately the median total annual compensation when compared to the competitive market. The upper range of potential award values provides the opportunity for executives to earn total annual cash compensation above the market median of the competitive market when performance warrants.

        In 2004, the AIP awards for each of the named executive officers were determined based on Company-wide annual financial performance and annual operational performance. Goals for both components were reviewed and established at the beginning of the year by the Committee. Company financial performance measures for 2004 were cost containment and relative net income. The goal for cost containment was based on internal business plan objectives. The goal for relative net income was based on relative performance versus industry peers. Operational goals consisted of the following measures: Safety, Environmental, Downtime, Rig Utilization, and Other Corporate Objectives. The Company engaged a certified public accounting firm to apply agreed-upon procedures to assist management in evaluating bonus calculations for the year ended December 31, 2004. These agreed-upon procedures extended only to the financial components of the calculation.

        For 2004, the Company performed at 104% of its financial goal and 77% of its operational goal, earning 86% of its AIP awards. Each of the named executive officers was also evaluated on the achievement of his strategic and individual goals. Based on this performance, in March 2005, the Company paid out bonuses for 2004 performance to the named executive officers at 86% of their target bonuses.

Long-Term Incentives

  •
  Stock Options
  Stock options were granted to executives and other option eligible employees in January 2004. Options were granted at fair market value, with a three-year vesting schedule and ten-year term. When determining the size of individual option awards for the annual grant, the Compensation Committee began by establishing a total pool of shares that is competitive with the total shares granted by industry peers in relation to total ordinary shares outstanding. The Compensation Committee then allocated a percentage of the pool to each of the named executive officers that is consistent with individual allocations of total shares granted to comparable positions at the peer companies. Individual grants were then varied above and below the initial allocations based on the Compensation Committee's evaluation of individual performance, past grant history, and other relevant factors. As a result, 3,224,000 options (covering approximately 1.37% of our ordinary shares outstanding) were issued to approximately 415 employees.

  •
  Performance Unit Awards
  The Company also utilizes a performance unit plan for senior executives. The top seven executives of the Company received awards under the performance unit plan in 2004. Approximately 25% of a senior executive's long-term incentive opportunity was comprised of performance unit awards in 2004. The ultimate value of each unit is determined at the end of the three-year performance period, based on the Company's performance against pre-established goals. The value of the units can range from zero to two times the target value. The goals that the Compensation Committee established for the 2004-2006 performance cycle were: 1) return on invested capital compared to the Company's cost of capital, and 2) total shareholder return compared to the Company's peers.

  •
  Restricted Stock Awards
  From time to time, the Committee has also provided grants of restricted stock. During 2004, none of the executive officers received grants of restricted shares.

  •
  Changes in 2005
  As of January 2005, the Compensation Committee re-evaluated its approach to granting stock options in connection with an overall review of long-term incentive programs. The goal of this review was to ensure the future competitiveness and appropriateness of the Company's long-term incentive program given changes in the marketplace. The Committee also focused on potential dilution implications and annual share usage requirements. Beginning in 2005, the Committee expects to make the following changes to our long-term incentive program:

  •
  Reduce the Company's dependence on stock option grants in the long-term program. Although we believe that stock options are a viable performance incentive and provide a strong link to shareholder interests, we believe that our long-term incentive plan should appropriately balance stock price appreciation with financial and operational performance.
  •
  Extend the participation in the performance unit plan to other key employees. It is expected that approximately 25 employees will participate in the performance unit program.
  •
  Introduce the use of performance-awarded restricted stock to long-term incentive eligible employees, including the named executive officers.
  •
  Overall, it is anticipated that the target long-term compensation mix for the named executive officers will be comprised of 1/3 options, 1/3 performance units, and 1/3 performance-awarded restricted stock, with the actual mix dependent on performance objectives.

Perquisites and Other Benefits

        The Company also provides certain perquisites and other benefits to our senior executives, including the CEO and the other named executives. These perquisites and other benefits may include life insurance, financial counseling, and club memberships. In addition to the GlobalSantaFe Retirement Plan for Employees (a pension plan that covers eligible U.S. employees), the senior executives also participate in the Company's supplemental executive retirement program.

Run Rate and Dilution Management

        The Company has always been mindful of dilution and share usage rates and intends to target the annual share usage level to below 1% of ordinary shares outstanding. The actual annual run rate (shares granted divided by total ordinary shares outstanding) is expected to vary from year to year, depending on the achievement of specified performance targets and objectives. Overall, the shares granted in 2004 represent a run rate of 1.37%

Chief Executive Officer Compensation

        Jon Marshall has served as the Company's Chief Executive Officer since May 2003. His 2004 salary was set by the Committee at $625,000 annually and was unchanged from the previous year. His target bonus percentage under the AIP is 100% of base salary. Mr. Marshall was granted 200,000 stock options in January 2004 and 45,000 performance units in December 2003 for the 2004-2006 period. In March of 2005, he was awarded a bonus under the 2004 Annual Incentive Plan of $538,000 based on the achievement of goals under the plan and the Compensation Committee's assessment of his contributions to the success of the Company during 2004. Particularly, the Compensation Committee considered financial measures including relative net income and cost and operational measures consisting of safety, environmental and downtime performance as key contributions by Mr. Marshall. The compensation philosophy for the Chief Executive Officer is the same as that for other executives of the Company. The Compensation Committee believes that the total compensation for the Chief Executive Officer is generally in the median range of the competitive market.

Policy Regarding Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility to public companies for compensation in excess of $1 million paid to a company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. The Compensation Committee's intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company's executive compensation programs. The Compensation Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company's success and result in a gain to the Company that would outweigh the limited negative tax effect.

        The Compensation Committee believes that stock options and performance units granted under the Company's long-term incentive plan would qualify as performance-based compensation. The Compensation Committee determined, however, not to qualify annual incentive awards under the AIP as performance-based compensation qualifying for exemption under Section 162(m). This was done to provide the Committee with flexibility in administering the program to optimize effectiveness through certain goals such as corporate objectives that may not lend themselves to specific target setting.

Conclusion

        The Committee, with the assistance of our independent compensation consultants, has reviewed all compensation elements including base salaries, bonus arrangements, and long-term incentive awards. We believe that our overall compensation levels are appropriate and provide a direct link to achieving our business strategy and the core principles of our programs. Additionally, we believe that the programs will allow us to continue attracting and retaining the key talent needed to ensure the long-term success of the Company. The Committee will continue to monitor current trends and issues in our competitive landscape and modify our programs where appropriate.

Members of the Compensation Committee:

Edward R. Muller*	Carroll W. Suggs
Stephen J. Solarz	Nader H. Sultan
*Chairman

EXECUTIVE COMPENSATION

        The following table provides information about the compensation of the Company's chief executive officer and the four other most highly compensated officers for each of the last three years.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Awards
Annual Compensation
					Restricted Stock Award(2) ($)	Securities Underlying Options(3) (#)
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation ($)			All Other Compensation(4) ($)
Jon A. Marshall President and Chief Executive Officer	2004 2003 2002	$625,000 $561,231 $410,004	$538,000 $129,000 $225,000	$— $— $—	$— $— $384,864	200,000 287,500 87,500	$8,082 $14,059 $12,883
W. Matt Ralls Senior Vice President and Chief Financial Officer	2004 2003 2002	$400,020 $400,020 $312,510	$224,000 $54,000 $155,000	$— $— $—	$— $— $271,630	70,000 70,000 59,500	$11,559 $13,968 $12,787
James L. McCulloch Senior Vice President and General Counsel	2004 2003 2002	$324,996 $324,996 $270,000	$182,000 $44,000 $144,000	$— $— $—	$— $— $216,594	65,000 64,500 50,000	$9,787 $13,788 $12,603
Marion M. Woolie Senior Vice President, Operations	2004 2003 2002	$320,004 $320,004 $300,000	$179,000 $40,000 $150,000	$— $— $—	$— $— $258,303	65,000 50,000 59,500	$12,385 $15,370 $14,224
Roger B. Hunt Senior Vice President, Marketing	2004 2003 2002	$300,000 $300,000 $290,008	$155,000 $38,000 $145,000	$— $— $—	$— $— $255,360	60,000 42,000 50,000	$15,138 $13,728 $13,679

(1)
Bonuses based on service during and included in the table for each year were awarded and paid in the following year.

(2)
Awarded as restricted stock units, each unit being payable in the form of one share of Company stock upon vesting. Dollar value is based on the closing price of the underlying stock on December 31, 2002, the date on which the award was granted. Units vest in full three years from the date of grant, and dividend equivalent payments are made in cash to the grantee during the restricted period. The restricted stock units are not transferable except to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights. The number and value of all restricted stock units held at December 31, 2004, was: Mr. Marshall, 15,825 units, $522,225; Mr. Ralls, 11,169 units, $368,577; Mr. McCulloch 8,906 units, $293,898; Mr. Woolie 10,621 units, $350,493; and Mr. Hunt 10,500 units, $346,500.

(3)
Expressed in terms of the number of ordinary shares of the Company underlying options granted during the years indicated.

(4)
Amounts for 2004 represent (a) a contribution by the Company to match a portion of the named executive officers' contributions under the Company's 401(k) plan (Mr. Marshall, $6,150; Mr. Ralls, $8,200; Mr. McCulloch; $8,200; Mr. Woolie, $10,699.98; and Mr. Hunt, $12,300) plus (b) the IRS taxable value of insurance premiums paid by the Company with respect to executive life insurance and group term life insurance for the benefit of the named executive officers (Mr. Marshall, $1,932; Mr. Ralls, $3,359; Mr. McCulloch, $1,587; Mr. Woolie, $1,685; and Mr. Hunt, $2,838).

OPTION GRANTS IN 2004

        The following table provides information about the grant of stock options under the GlobalSantaFe 2003 Long-Term Incentive Plan during 2004 to the Company's chief executive officer and the other executive officers named in the Summary Compensation Table.

OPTION GRANTS IN 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(2)
		Percent of Total Options Granted to Employees in 2004
Name	Number of Shares Underlying Options Granted(1) (#)		Exercise or Base Price ($ per share)	Expiration Date	5% ($)	10% ($)
J. A. Marshall	200,000	6.20%	$24.73	1/2/2014	$8,056,513	$12,828,650
W. M. Ralls	70,000	2.17%	$24.73	1/2/2014	$2,819,779	$4,490,028
J. L McCulloch	65,000	2.02%	$24.73	1/2/2014	$2,618,367	$4,169,311
M. M. Woolie	65,000	2.02%	$24.73	1/2/2014	$2,618,367	$4,169,311
R. B. Hunt	60,000	1.86%	$24.73	1/2/2014	$2,416,954	$3,848,595

(1)
All options granted to the named officers were granted on January 2, 2004. All options were granted at exercise prices equal to the mean between the lowest and highest reported sale prices for the ordinary shares on the date of grant. Each option vests in equal annual installments over three years, on the first, second and third anniversaries of the date of grant. The right to exercise unexercised options is subject to acceleration in certain circumstances including a change in control as described under "Employment Agreements and Termination Arrangements," below, and upon death, disability and certain non-cause terminations of employment. Options shown in the table are not transferable except by will or the laws of descent and distribution, or to family members, trusts and partnerships, or pursuant to a judgment, decree or order relating to child support, alimony or marital property rights.

(2)
These amounts represent certain arbitrarily assumed rates of annual compound share price appreciation from the date of grant over the full ten-year term of the option. Actual gains, if any, on option exercises or share holdings are dependent on the future performance of the ordinary shares. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

        The following table provides information about the exercise of stock options during 2004 by the Company's chief executive officer and the other executive officers named in the Summary Compensation Table, and the year-end value of their unexercised options.

AGGREGATED OPTION EXERCISES IN 2004
AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End(2) ($)
	Number of Shares Underlying Options Exercised (#)
Name		Value Realized(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. A. Marshall	16,121	$329,498	611,900	418,625	$5,581,259	$3,746,241
W. M. Ralls	—	$—	264,494	135,835	$1,600,723	$1,009,426
J. L. McCulloch	—	$—	231,423	124,070	$1,610,173	$929,234
M. M. Woolie	—	$—	298,925	117,635	$2,138,762	$862,740
R. B. Hunt	26,000	$416,000	202,680	115,470	$1,383,267	$905,506

(1)
Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold on exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2)
Represents the positive spread between the exercise price and the year-end closing price of $33.00 per share.

OTHER LONG-TERM INCENTIVE PLAN AWARDS IN 2004

        The following table provides information about the grant of cash-based performance units under the GlobalSantaFe 2003 Long-Term Incentive Plan during 2004 to the Company's chief executive officer and the other executive officers named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN
AWARDS IN 2004(1)

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)
Name		Performance or Other Period until Maturation or Payout	Threshold ($)(2)	Target ($)	Maximum ($)
J. A. Marshall	45,000	2004-2006	$0	$1,125,000	$2,250,000
W. M. Ralls	15,000	2004-2006	$0	$375,000	$750,000
J. L. McCulloch	15,000	2004-2006	$0	$375,000	$750,000
M. M. Woolie	15,000	2004-2006	$0	$375,000	$750,000
R. B. Hunt	10,500	2004-2006	$0	$262,500	$525,000

(1)
The performance units were granted on December 15, 2003. The cash payout of the performance units at maturity varies as a percentage (0%-200%) of the target value ($25 per unit) and is dependent on the actual performance of the Company during the period from January 1, 2004, through December 31, 2006, as measured by (i) the Company's return on invested capital ("ROIC") relative to the Company's cost of capital ("CC"), and (ii) the Company's total shareholder return ("TSR") relative to the Company's peer group total shareholder return, all as defined for purposes of the terms of the performance unit awards. The peer group for purposes of the calculation is Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Noble Drilling Corporation, Pride International, Inc., Rowan Companies, Inc. and Transocean Inc. The performance units are not transferable except pursuant to a marital settlement agreement or similar domestic relations agreement, decree or order.

(2)
The performance units have zero value at payout unless either (i) TSR equals or exceeds the 50th percentile or (ii) ROIC exceeds CC.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by shareholders(3)	18,124,929	$28.3609	7,860,808
Equity compensation plans not approved by shareholders	—	—	—
Total	18,124,929	$28.3609	7,860,808

(1)
Restricted stock awards are not considered in the weighted average exercise price calculation.

(2)
Shares purchased on December 31, 2004, by participating employees under the GlobalSantaFe Employee Share Purchase Plan (206,538 shares), but not issued until January 2005, are treated as issued shares for purposes of the table and therefore are not included in any amounts in the table. The GlobalSantaFe 2003 Long-Term Incentive Plan (the "2003 Incentive Plan") provides for a maximum of 6,000,000 ordinary shares of the Company as to which awards may be granted, plus (i) shares, if any, available for future awards under all of the Company's other long-term incentive and stock option plans with capacity for future awards (collectively the "Prior Incentive Plans"), (ii) shares forfeited under the Prior Incentive Plans or the 2003 Incentive Plan, (iii) shares delivered as payment or delivered or withheld for taxes under the Prior Incentive Plans or the 2003 Incentive Plan, and (iv) shares delivered in substitution of outstanding awards or obligations to grant future awards under plans of other companies acquired by the Company or a related company. Of the shares set forth in column (c), shares may be issued other than upon exercise of an option, warrant or right as follows: (i) 870,048 shares remain available for issuance under the GlobalSantaFe Employee Share Purchase Plan and (ii) 6,990,760 shares remain available for issuance for stock awards under the 2003 Incentive Plan.

(3)
The Company assumed certain equity compensation plans of Global Marine under the 2001 merger agreement with Global Marine ("Assumed Plans"). Shares to be issued upon exercise of outstanding options (7,607,585) under the Assumed Plans are included in the amounts set forth in the table. All of the shares available for future awards under the Assumed Plans are included in the shares available under the 2003 Incentive Plan and accordingly are included in the amounts set forth in the table. Certain other equity compensation plans of Global Marine were not assumed under the merger agreement, although the individual outstanding awards under those plans were assumed. At December 31, 2004, there were 969,132 shares subject to those options, which are not reflected in the table above. The weighted average of the exercise price of those options at December 31, 2004 was $28.6966.

PENSION PLAN TABLE

        The following table shows combined amounts payable pursuant to the Company's qualified pension plan, a nonqualified pension equalization plan, and a nonqualified supplemental executive retirement plan.

PENSION PLAN TABLE

	Years of Service
Remuneration
	5	10	15	35
$400,000	$80,000	$160,000	$240,000	$240,000
$500,000	$100,000	$200,000	$300,000	$300,000
$600,000	$120,000	$240,000	$360,000	$360,000
$700,000	$140,000	$280,000	$420,000	$420,000
$800,000	$160,000	$320,000	$480,000	$480,000
$900,000	$180,000	$360,000	$540,000	$540,000
$1,000,000	$200,000	$400,000	$600,000	$600,000
$1,100,000	$220,000	$440,000	$660,000	$660,000
$1,200,000	$240,000	$480,000	$720,000	$720,000
$1,300,000	$260,000	$520,000	$780,000	$780,000
$1,400,000	$280,000	$560,000	$840,000	$840,000
$1,500,000	$300,000	$600,000	$900,000	$900,000
$1,600,000	$320,000	$640,000	$960,000	$960,000

Annual retirement benefits are based on a participant's base salary and bonus. The benefits shown are based on normal retirement and computed on the basis of a straight life annuity for single participants. For participants who have been married at least one year, the benefits shown will be payable as a 100% joint and survivor annuity in an actuarially reduced amount. There is no offset for Social Security benefits under the qualified pension plan. The nonqualified supplemental executive retirement plan provides that its benefit will be paid in the form of an actuarially adjusted lump sum.

        The full years of credited service as of December 31, 2004, for purposes of determining the entitlement to retire with a benefit under all plans and for purposes of determining the benefit under the qualified plan and the nonqualified pension equalization plan for the named executive officers are: Mr. Marshall, 25 years; Mr. Ralls, 7 years; Mr. McCulloch, 21 years; Mr. Woolie, 25 years; and Mr. Hunt 35 years. Messrs. Marshall, McCulloch, Woolie and Hunt each have the maximum of 15 full years of employment that can be credited under the nonqualified supplemental executive plan. Mr. Ralls has 7 years of employment under the nonqualified supplemental executive plan and upon certain events as described under "Employment Agreements and Termination Arrangements" will be entitled to 15 years of service under such plan. The Pension Plan table assumes that years of service and annual compensation for a particular individual are the same under all plans.

        The nonqualified supplemental executive plan provides that a participant, upon attaining age 62 (or age 65 if the participant has not completed five full years of service), will receive an annual retirement benefit equal to (a) four percent of average annual total compensation for the three highest consecutive years out of the ten years immediately preceding the year in which the executive retires, multiplied by (b) the number of years of service with the Company (not to exceed 15). This nonqualified supplemental executive plan benefit is offset by the benefit payable to the executive under the qualified pension plan and the nonqualified pension equalization plan. The nonqualified supplemental executive plan also provides for reduced benefits for participants who retire after age 55, but before age 62, and have completed at least five full years of continuous service with the Company. In addition, in the event of certain terminations following a change in control, or if the participant terminates employment prior to the attainment of age 55 due to death, the participant will be entitled to a payment under the nonqualified supplemental executive plan.

EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

Severance Agreements

        The Company has severance agreements with seven of its executive officers, including Messrs. Marshall, Ralls, McCulloch, Woolie and Hunt. The agreements provide severance benefits in the event of termination of employment other than for "cause" or in the event of voluntary termination for "good reason." The severance benefits that apply when there is a qualifying termination of the executive's employment include two times base annual salary paid as salary continuation; if specifically approved in the executive's case by the Compensation Committee in their sole and absolute discretion, a lump sum equal to the sum of actual bonuses paid or payable to the executive in the prior two years; gross-up for any applicable excise tax; extension of welfare benefits for the salary continuation period or until employment affording such benefits is secured; immediate vesting of the executive's supplemental executive retirement plan benefit; and, for purposes of calculating the executive's pension plan benefits, continued accrual of service for the salary continuation period. If there is a change in control of the Company and the executive has a qualifying termination of employment within the three years following a change in control of the Company, the severance benefits include three times annual base salary paid as salary continuation and a lump sum equal to three times the highest bonus paid or payable in any one year to the executive in the prior three years, plus the other severance benefits, not based on salary or bonus, that would apply in a non-change in control situation.

        Mr. Ralls has entered into an agreement supplemental to his severance agreement specifying a minimum annual base salary of $400,000 and a minimum target bonus equal to 65% of his annual base salary. If Mr. Ralls' employment terminates due to death, disability or good reason, as defined in the supplemental agreement, or the Company terminates Mr. Ralls without cause, as defined in the supplemental agreement, or his employment is terminated for any reason after he attains age 58, he will be entitled to immediate vesting of benefits under the nonqualified supplemental executive retirement plan as if he had attained age 62 and 15 years of service except that the bonus used to compute benefits shall be the greater of the actual bonus or $250,000.

Employment Agreements

        Pursuant to the terms of the 2001 merger agreement, Mr. Rose's employment agreement with Global Marine was amended and Mr. Rose became employed by the Company. The agreement specified a minimum annual base salary of $625,000 and terminated upon Mr. Rose's retirement as an employee in March 2004.

Change In Control Arrangements

        In addition to the change in control provisions in the employment and severance agreements described above, the terms of the outstanding stock options and restricted stock under the Company's incentive plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, and restricted stock will vest upon a change in control as defined in the plans.

        In the case of outstanding performance units, if a change of control as defined in the terms of the performance unit awards occurs during the three-year performance cycle, the holders of the performance units are entitled to one-third of the performance units for each full year and each partial year that has elapsed during the performance cycle prior to the change in control. Those performance units will be paid on the date of the change in control and have a payout value equal to the target value ($25 per unit). The balance of the performance units will be forfeited.

CUMULATIVE TOTAL SHAREHOLDER RETURN

        The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "GSF." The following graph compares the changes in the cumulative total shareholder returns of (i) the Company, (ii) the Standard & Poor's 500 Stock Index, and (iii) a peer group comprised of a weighted index of a group of other companies in the Company's industry. The peer group is comprised of: Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Drilling Corporation; Pride International, Inc.; Rowan Companies, Inc.; and Transocean Inc. The graph assumes that $100 was invested on December 31, 1999, in each of the Company's ordinary shares, the S&P 500, and the peer group, and that all dividends were reinvested.

5-YEAR TOTAL SHAREHOLDER RETURN
GLOBALSANTAFE vs. S&P 500 AND INDUSTRY PEER INDEX

	December 1999	December 2000	December 2001	December 2002	December 2003	December 2004
GlobalSantaFe	$100	$124.35	$111.14	$95.25	$97.98	$131.64
S&P 500 Index	$100	$90.90	$80.10	$62.41	$80.30	$89.03
Peer Group	$100	$137.32	$102.07	$89.12	$91.07	$135.11

*
Santa Fe International stock price was used prior to merger

APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2003 LONG-TERM INCENTIVE
PLAN TO REDUCE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
THE PLAN AND INCREASE THE NUMBER OF SUCH SHARES AVAILABLE
FOR FULL-VALUE STOCK AWARDS

        On March 1, 2005, the Board of Directors approved an amendment and restatement of the GlobalSantaFe 2003 Long-Term Incentive Plan (the "2003 Incentive Plan") subject to shareholder approval. As explained in the Compensation Committee Report on Executive Compensation in this proxy statement, the Compensation Committee plans to grant fewer stock options under the 2003 Incentive Plan and more full-value stock awards such as restricted stock. An aggregate of approximately 6,170,000 shares previously authorized by the shareholders for issuance under the 2003 Incentive Plan remain available for future grants, but, the 2003 Incentive Plan currently limits the Company to the use of 500,000 such shares for full-value stock awards, of which only 128,000 shares remain available. This number will not be sufficient to cover the full-value stock awards that the Compensation Committee may want to grant in just the next year. The proposed amendment and restatement of the 2003 Incentive Plan would reduce the aggregate number of shares that remain available for future awards under the 2003 Incentive Plan to 4,500,000 shares, all of which could be granted as full-value awards. Subject to and effective upon shareholder approval of the amendment and restatement of the 2003 Incentive Plan, shares authorized under the GlobalSantaFe 1998 Stock Option and Incentive Plan, the GlobalSantaFe 2001 Long-Term Incentive Plan, and the GlobalSantaFe 2001 Non-Employee Director Stock Option and Incentive Plan (the "Prior Incentive Plans"), which presently constitutes approximately 3,021,653 of the approximately 6,170,000 shares available under the 2003 Incentive Plan, will no longer be available for issuance and no new awards will be granted in respect of these shares.

Summary of the 2003 Incentive Plan as Proposed to be Amended

        The following description of the 2003 Incentive Plan, as it is proposed to be amended, is a summary of certain provisions and is qualified in its entirety by reference to the proposed GlobalSantaFe Amended and Restated 2003 Long-Term Incentive Plan, which is attached to this proxy statement as Appendix B. The purpose of the plan is to secure for the Company and its shareholders the benefits arising from ownership of its ordinary shares by employees, non-employee directors and consultants providing key services to the Company and its related companies. The 2003 Incentive Plan constitutes an important part of the compensation program for such persons, providing them with an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to use their best efforts for the Company's long-term success. With respect to employee and consultant awards, the 2003 Incentive Plan is administered by the Compensation Committee or the Board of Directors. With respect to awards to our non-employee directors, the 2003 Incentive Plan is administered by the full Board of Directors, and any power granted to the Compensation Committee with respect to employee and consultant awards is reserved to the Board of Directors in the context of director awards. The Committee or the Board may, however, delegate all or any part of their respective responsibilities and powers.

        The 2003 Incentive Plan provides for various types of awards to be granted to participants. Under the 2003 Incentive Plan, options to purchase the Company's ordinary shares and stock appreciation rights with fixed or variable exercise prices may be granted, but per share exercise prices can be no less than the per share fair market value of the Company's ordinary shares on the date of grant, or the date of another outstanding award if the grant is in substitution of such award. In addition, the 2003 Incentive Plan permits grants of ordinary shares or of rights to receive ordinary shares, or their cash equivalent or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee or Board may determine. The 2003 Incentive Plan also provides for cash bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than

10 years, restricted stock must be either performance-based with a one-year minimum or restricted for at least three years, outright unrestricted stock grants must be in lieu of salary or bonus, and earlier vesting of stock awards is limited to new hire grants, death, disability, retirement or other non-cause terminations of employment or service, or change-of-control. 2003 Incentive Plan shares can be used as the form of payment for any other compensation payable by the Company.

        Shares Reserved.    The 2003 Incentive Plan currently provides for a maximum of 6,000,000 ordinary shares of the Company as to which awards may be granted (of which 500,000 were authorized for full-value stock awards), plus (i) shares, if any, available under the Prior Incentive Plans, (ii) shares forfeited under the Prior Incentive Plans or the 2003 Incentive Plan, (iii) shares delivered as payment or delivered or withheld for taxes under the Prior Incentive Plans or the 2003 Incentive Plan, and (iv) shares delivered in substitution for shares issuable under plans of other companies acquired by the Company or a related company. For additional information on awards made and shares reserved under all of the Company's equity compensation plans, please see "Equity Compensation Plan Information" in this proxy statement. As described above, the Board of Directors is proposing to amend and restate the 2003 Incentive Plan to authorize for issuance a total of 4,500,000 shares for awards made from and after the date of shareholder approval, all of which would be available for full-value awards, plus, with respect to awards made on or after shareholder approval of the amended and restated 2003 Incentive Plan, (i) shares forfeited, (ii) shares delivered as payment or delivered or withheld for taxes, and (iii) shares delivered in substitution for shares issuable under plans of other companies acquired by the Company or a related company. Subject to shareholder approval of the amendment and restatement on the 2003 Incentive Plan, no new awards shall be granted in respect of shares initially authorized for issuance under any of the Prior Incentive Plans.

        Selection of Participants.    The Compensation Committee selects the employee and consultant participants and determines the number and type of awards to be granted to each such participant, and the full Board of Directors or its delegate is authorized to make the same determinations with respect to non-employee directors. Participants who may be granted awards under the 2003 Incentive Plan include any employee of the Company or a related company, any consultant providing key services to the Company or a related company, any non-employee director of the Company, and any person to whom an offer of employment has been made by the Company or a related company and who is expected to become such an employee within the following six months. As of April 5, 2005, the Company had approximately 5,325 direct employees, including 8 executive officers, and 13 non-employee directors.

        Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the 2003 Incentive Plan or any other plan or arrangement of the Company or a related company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a related company; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price. The Compensation Committee or the Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred ordinary share equivalents.

        Stock Options.    The Compensation Committee determines, in connection with each option granted to employees and consultants, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or the Company's ordinary shares or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, or a non-qualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2003

Incentive Plan. The full Board of Directors or its delegate is authorized to make the same determinations with respect to options granted to non-employee directors. All of the shares available under the 2003 Incentive Plan may be used for grants of incentive stock options.

        Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and consultants, and the full Board of Directors or its delegate may grant SARs to non-employee directors. Every SAR entitles the participant, upon exercise of the SAR, to receive in cash or ordinary shares a value equal to the excess of the market value of a specified number of ordinary shares at the time of exercise over the exercise price established by the Compensation Committee or Board of Directors, as applicable. An SAR may be granted in tandem with an option, subject to such terms and restrictions as established by the Compensation Committee or Board of Directors, as applicable. Currently, there are no outstanding SARs, but the Company may grant SARs in the future.

        Full-Value Stock Awards and Cash Awards.    In addition, the 2003 Incentive Plan authorizes the Compensation Committee to grant employees and consultants full-value stock awards consisting of ordinary shares or of a right to receive ordinary shares, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Compensation Committee, and the Board of Directors or its delegate is authorized to make such grants to non-employee directors. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2003 Incentive Plan, as may be determined by the Compensation Committee or Board of Directors, as applicable. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2003 Incentive Plan must be, conditioned upon the achievement of single or multiple performance goals.

        Award Limits.    No employee may be granted awards covering more than 400,000 shares in any calendar year, and no non-employee director may be granted awards covering more than 25,000 shares in any calendar year. The maximum cash payment that can be made to any one individual pursuant to any cash award during any calendar year is $3,000,000.

        Performance Awards.    Any award available under the 2003 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code shall be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee (or the Board of Directors with respect to non-employee director awards) or its delegate shall determine. Performance awards granted under the 2003 Incentive Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before or after interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price performance; (d) net income (before or after taxes); (e) cash flow; (f) total shareholder return; (g) revenue growth; (h) return on equity or on assets or on net investment; (i) profit returns and margins, and (j) working capital or cost containment or reduction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

        Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2003 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee can satisfy such requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by the Company's shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable the Company to take a tax deduction for such compensation that it might not otherwise be able to take.

        Adjustments.    In the event of a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include adjustment of: (i) the number and kind of shares that may be issued or delivered under the 2003 Incentive Plan; (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding options and SARs; as well as any other adjustments that the Compensation Committee determines to be equitable.

        Duration; Plan Amendments.    The 2003 Incentive Plan is not limited in duration; provided, however, that to the extent required by the Internal Revenue Code, no incentive stock options may be granted under the 2003 Incentive Plan more than ten years after its initial approval in 2003. The Board of Directors may at any time amend, suspend or terminate the 2003 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee's written consent or make any amendment without shareholder approval to the extent such shareholder approval is required by applicable law or the exchange upon which the shares are traded. The Compensation Committee is also authorized to make certain amendments that are needed to meet legal requirements or that are not material.

Certain Federal Income Tax Consequences of Awards under the 2003 Incentive Plan

        The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, SARs, stock awards and cash awards under the 2003 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2003 Incentive Plan.

        Options.    Some of the options issuable under the 2003 Incentive Plan may constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the 2003 Incentive Plan will be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded non-qualified stock options. Upon grant of either form of option, the optionee will not recognize income for tax purposes and the Company will not receive any deduction. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as mid-term or long-term capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires), whereas upon exercise of a non-qualified stock option the Company is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

        Stock Appreciation Rights.    The amount of any cash or the fair market value of any ordinary shares received by the holder upon the exercise of SARs under the 2003 Incentive Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

        Stock Awards. A grant of ordinary shares or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. The Company would be entitled to a corresponding deduction at that time for the amount included in the recipient's income.

        Generally, a grant of ordinary shares under the 2003 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Section 83(b) of the Internal Revenue Code within 30 days after the date of the grant. Although restricted stock awards are eligible for an election under Section 83(b), restricted stock units are not eligible. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

        Cash Awards.    Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and the Company will have a corresponding deduction for federal income tax purposes.

        Other.    In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2003 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the qualified performance-based compensation requirements of Section 162(m) of the Internal Revenue Code are satisfied.

        A participant's tax basis in vested shares purchased under the 2003 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant's holding period for the shares begins just after the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

        Section 409A.    On October 22, 2004, President Bush signed the American Jobs Creation Act of 2004 (the "Act"). The Act dramatically alters the tax law relating to nonqualified deferred compensation arrangements with the creation of new Internal Revenue Code Section 409A and imposes significant penalties for noncompliance. Specifically, if the deferred compensation arrangement does not comply with the Act, deferred amounts will be taxed currently at the participant's marginal rate, interest is assessed at the IRS underpayment rate plus 1%, measured from the later of the deferral date or vesting date, and a penalty is assessed equal to 20% of the taxable amount of compensation. In accordance with recent IRS guidance interpreting the Act, the Plan will be administered in a manner that is in good faith compliance with Section 409A. The Board of Directors and the Compensation Committee intend that any awards under the Plan satisfy the requirements of Section 409A.

Awards Granted Under the 2003 Incentive Plan

        It is neither possible to state the individuals who will receive grants of options to purchase ordinary shares or other awards under the 2003 Incentive Plan in the future, nor the amount of options or other awards that will be granted under the 2003 Incentive Plan. Please see "Executive Compensation-Option Grants in 2004" in this proxy statement for information regarding options granted under existing incentive plans to the named officers during the year ended December 31, 2004.

        Requisite Vote.    The vote required for approval of the amendment to the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards is the majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of all votes entitled to be cast on the proposal. The Board of Directors recommends a vote "FOR" approval of an amendment to the 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards.

RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditor for the Company and its subsidiaries for the year ending December 31, 2005, subject to ratification by the shareholders. Accordingly, the Committee seeks shareholder ratification of the appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2005 Annual General Meeting of Shareholders to make a statement if they desire to do so and to respond to appropriate questions.

        Requisite Vote.    The vote required for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor is a majority of the votes cast. The Audit Committee recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company and its subsidiaries for the year ending December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kuwait Petroleum Corporation

        On April 20, 2005, GlobalSantaFe issued 23,500,000 ordinary shares in an underwritten public offering and concurrently repurchased an equal number of shares from SFIC Holdings (Cayman), Inc., a wholly-owned subsidiary of Kuwait Petroleum Corporation, at a price per share equal to the net proceeds per share that GlobalSantaFe received from the offering. The share repurchase reduced the percentage ownership of GlobalSantaFe's total outstanding ordinary shares owned by SFIC Holdings from approximately 18.16% as of the record date to approximately 8.4% as of the closing of the repurchase. The Company, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation are parties to an intercompany agreement, as amended in connection with the 2001 merger with Global Marine. The intercompany agreement provides for rights on the part of SFIC Holdings and Kuwait Petroleum Corporation, including those described below under "Board Designees" and "Registration Rights." The Articles of Association of the Company, as amended and restated, contain analogous provisions to the intercompany agreement in regard to board designees as well as the provisions described below under "Quorum for Certain Special Resolutions." Although Kuwait Petroleum Corporation has not exercised all of the rights available to it under the intercompany agreement and Articles of Association, Kuwait Petroleum Corporation has advised the Company that, so long as it remains a significant indirect shareholder, it plans to monitor its investment in the Company and, if and when appropriate, exercise its rights under the intercompany agreement and the Articles of Association. Because Kuwait Petroleum Corporation controlled the Company at the time these arrangements were originally entered into, these transactions and arrangements were not the result of arm's-length negotiations.

        It is expected that Kuwait Petroleum Corporation will make future sales of ordinary shares at times and in a manner consistent with its evaluation of price levels and market conditions and the maintenance of an orderly market for the Company's ordinary shares. These transactions may include private sales or public offerings through underwriters, dealers or agents, or a combination of any of these.

        Contract Drilling Services.    Prior to the sale of its land rig drilling business in May 2004, the Company provided contract drilling and associated services in Kuwait to the Kuwait Oil Company (K.S.C.), also referred to as KOC, a subsidiary of Kuwait Petroleum Corporation. The Company also provided contract-drilling services in the Kuwait-Saudi Arabia Partitioned Neutral Zone of which the State of Kuwait is a beneficiary. The Company performed services under drilling contracts that have terms and conditions and rates of compensation that approximate the terms and conditions and rates of compensation that are customarily included in the Company's arm's-length contracts of a similar nature. In connection with these drilling contracts, KOC provided the Company rent-free use of land and maintenance facilities. During the second quarter of 2004, the Company exited its land rig business and no longer provides contract drilling services to Kuwait Petroleum Corporation affiliated companies. However, the Company still maintains an agency agreement with a subsidiary of Kuwait Petroleum Corporation, which obligates the Company to pay an agency fee based on a percentage of revenues. The Company believes the terms of this agreement are more favorable to the Company than the terms that could be obtained with an unrelated third party in an arm's-length negotiation. The value of these favorable terms was immaterial to the Company's results of operations in 2004.

        The Company earned revenues from Kuwait Petroleum Corporation affiliated companies in the ordinary course of business of $20.5 million for the year ended December 31, 2004. The Company paid agency fees to a subsidiary of Kuwait Petroleum Corporation of approximately $211,000 during the year ended December 31, 2004. The Company had accounts receivable from Kuwait Petroleum Corporation affiliated companies of $2.0 million at December 31, 2004.

        Board Designees.    As long as Kuwait Petroleum Corporation and its affiliates hold at least 4% of the Company's outstanding shares or voting shares, Kuwait Petroleum Corporation, acting through SFIC Holdings (Cayman), Inc., is entitled to designate a specified number of representatives to be members of the Board of Directors of the Company, who must be reasonably acceptable to the Company. As a result of the repurchase of shares on April 20, 2005, the number of designees Kuwait Petroleum Corporation is entitled to have was reduced from three to two. The Company's Articles of Association and the intercompany agreement provide that if SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings (Cayman), Inc. may designate for election is two. The Company's Articles of Association and the intercompany agreement provide that if SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings (Cayman), Inc. may designate for election is one. If SFIC Holdings (Cayman), Inc.'s interest is reduced to less than 4%, it will not have the right to designate any directors for election to the Board of the Company. The reduction in shares owned by SFIC Holdings (Cayman), Inc. decreased its right to designate directors on the Board from three to two. As a result of the decrease, SFIC Holdings (Cayman), Inc. has indicated that Mr. Khaled R. Al-Haroon or Mrs. Maha A. R. Razzuqi will resign from the Board effective at or before the 2005 Annual General Meeting of Shareholders, and Mr. Nader Sultan will stand for re-election to the Board as the other SFIC Holdings designee. In the event Mr. Al-Haroon or Mrs. Razzuqi does not resign at or before the 2005 Annual General Meeting of Shareholders, Mr. Sultan will not stand for re-election to the Board. If Kuwait Petroleum Corporation's percentage ownership is reduced in the future, then its Board representation may decline in accordance with the provisions discussed above. In addition, the Articles of Association and intercompany agreement require the resignation of all but one of SFIC Holdings' designees if Kuwait Petroleum Corporations' ownership interest is below 7.5%, but equal to or greater than 4% at the time of a meeting of shareholders to elect directors. If that should occur, then the one remaining director designee would be entitled to serve on the board for the remainder of his or her elected term and would not be required to resign prior thereto even if Kuwait Petroleum Corporation's ownership has declined below 4% at the time of a meeting of shareholders to elect directors.

        As long as SFIC Holdings (Cayman), Inc. has the right to designate a representative to the Board of Directors of the Company, (i) if a designee of SFIC Holdings (Cayman), Inc. ceases to serve as a director on the Board of Directors for any reason, the Company will cause the vacancy to be filled by another SFIC Holdings (Cayman), Inc. designee, and (ii) SFIC Holdings (Cayman), Inc. has the right to appoint one of its designees to serve as a member of each committee of the Board of Directors, subject to any applicable law or regulation of the NYSE. The NYSE has adopted regulations to comport with rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 that implement heightened independence requirements for audit committee members, and the Board had determined, based on Kuwait Petroleum Corporation's ownership prior to the recent repurchase, that the designees of SFIC Holdings (Cayman), Inc. should not be regarded as independent for purposes of service as members of the Board's Audit Committee under those regulations. Accordingly, no SFIC Holdings (Cayman), Inc. designee currently serves as a member of the Audit Committee.

        Registration Rights.    The Company granted demand and "piggyback" registration rights to the Kuwait Petroleum Corporation affiliated group for the Company's equity securities that it owns. Under the demand registration rights, the Kuwait Petroleum Corporation affiliated group may, at any time, request that the Company register under the U.S. federal securities laws any or all ordinary shares held by the Kuwait Petroleum Corporation affiliated group whenever it wishes to sell ordinary shares in a transaction it reasonably expects will yield gross proceeds of at least $250.0 million. The Company has agreed to use its best efforts to effect any demand registrations requested by the Kuwait Petroleum Corporation affiliated group. The Company also agreed to register under the U.S. federal securities laws a specified amount of ordinary shares held by the Kuwait Petroleum Corporation affiliated group when it initiates other registrations of the Company's equity securities on its own behalf or on behalf of any of its other shareholders. These registration rights are transferable by the Kuwait Petroleum Corporation affiliated group. The Company has agreed to pay all costs and expenses in connection with each of these registrations, except underwriting discounts and commissions applicable to the securities sold by the Kuwait Petroleum Corporation affiliated group and its transferees. In connection with the April 2005 offering, the Kuwait Petroleum Corporation affiliated group agreed not to exercise its demand registration rights until June 14, 2005. The intercompany agreement also contains specified restrictions on the ability of the Kuwait Petroleum Corporation affiliated group to exercise its demand and piggyback registration rights. In addition, the intercompany agreement contains customary terms and provisions about registration procedures and indemnification for damages arising from our registration of ordinary shares.

        Quorum for Certain Special Resolutions.    For so long as Kuwait Petroleum Corporation or its affiliates own at least 4% of the outstanding voting shares or 4% of the outstanding voting power, the quorum for any meeting at which a special resolution relating to the rights of Kuwait Petroleum Corporation or its affiliates in the Articles of Association is to be considered and voted upon shall be one or more shareholders present in person or by proxy holding at least a majority of the outstanding ordinary shares entitled to vote at such meeting and one of such shareholders present is SFIC Holdings (Cayman), Inc.

CHARTER PROVISIONS RELATING TO CORPORATE
OPPORTUNITIES AND INTERESTED DIRECTORS

        The SFIC Holdings (Cayman), Inc. designees' continuing service as directors of SFIC Holdings (Cayman), Inc. and members of the Board of Directors of the Company may present them (or any successor designee) with potential conflicts of interest. Potential conflicts of interest exist or could arise in the future for the SFIC Holdings (Cayman), Inc. designees in a number of areas, including the Company's business relationships with Kuwait Petroleum Corporation subsidiaries.

        To address potential conflicts of interest between the Company and the Kuwait Petroleum Corporation affiliated groups, the Company's Articles of Association contain provisions regulating and defining the conduct of its affairs involving the Kuwait Petroleum Corporation affiliated group and their directors and officers. In general, these provisions recognize that the Company and the Kuwait Petroleum Corporation affiliated group may engage in the same line of business and have an interest in the same areas of corporate opportunities. These provisions also recognize that the Company and the Kuwait Petroleum Corporation affiliated group will continue to have contractual and business relations with each other, including the service of the Kuwait Petroleum Corporation affiliated group's designees as the Company's directors.

        The Company's Articles of Association provide that the Kuwait Petroleum Corporation affiliated group will have no duty to refrain from engaging in the Company's lines of business, and they may do business with any of the Company's customers or employ any of the Company's employees. The Articles of Association also provide that the Kuwait Petroleum Corporation affiliated group is not under any duty to present any corporate opportunity to the Company that may be a corporate opportunity for both the Kuwait Petroleum Corporation affiliated group and the Company.

        When corporate opportunities are offered to a person who is a director or officer of the Company and of the Kuwait Petroleum Corporation affiliated group, the Company's Articles of Association provide that the director or officer will not be liable to the Company or to its shareholders if members of the Kuwait Petroleum Corporation affiliated group pursue the corporate opportunities for themselves or do not present the corporate opportunities to the Company as long as the director or officer acts in a manner consistent with a policy that provides for allocation based principally on the capacities in which the director or officer is offered the opportunity. However, the director or officer may be liable to the Company or its shareholders if he or she engages in willful default or fraud in not presenting the corporate opportunities to the Company.

        The Articles of Association also provide that no arrangement between the Company and the Kuwait Petroleum Corporation affiliated group or another related party will be voidable, and no liability will be imposed, solely because a member of the Kuwait Petroleum Corporation affiliated group is a party thereto, or solely because any director or officer who is a related parties is present at, participates in or votes regarding, the authorization of the arrangement as long as the material facts as to the arrangement are disclosed to the Company's Board of Directors or the holders of the ordinary shares who approve the arrangement. However, the director or officer may be liable to the Company or its shareholders if he or she engages in willful default in voting on arrangements between the Company and the Kuwait Petroleum Corporation affiliated group.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

        The present members of the Compensation Committee of the Board of Directors (Mrs. Suggs and Messrs. Muller, Solarz and Sultan) served as members of the Committee during all of 2004. No current or former officer or employee of the Company serves on the Company's Compensation Committee or served on that committee at any time during 2004 or any prior year.

        Mr. Sultan served as a director of Kuwait Petroleum Corporation during 2004 and serves as a director of SFIC Holdings (Cayman), Inc. Mr. Sultan also served as Kuwait Petroleum Corporation's Chief Executive Officer until September 2004. For a description of the relationship among the Company, Kuwait Petroleum Corporation and SFIC Holdings (Cayman), Inc., see "Certain Relationships and Related Transactions" in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's ordinary shares, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2004, the Company believes that no director, officer or beneficial owner of more than ten percent of the ordinary shares failed to file a report on a timely basis during 2004, except one Form 4 filing on behalf of Mr. Robert E. Rose reporting one transaction, which was filed late due to an administrative oversight by the Company.

Solicitation

        The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to solicit proxies in such manner at a cost of $10,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of ordinary shares. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Shareholders' Proposals

        The U.S. federal securities laws provide each shareholder with a limited right to propose for inclusion in the Company's proxy statement a single proposal for action to be taken at the annual general meeting. Proposals intended to be presented at the annual general meeting to be held in 2006 and otherwise eligible must be directed to the Company's Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101, and must be received no later than December 30, 2005.

        If a shareholder desires to bring a matter before an annual general meeting and the matter is not eligible or is not timely submitted for inclusion in the Company's proxy statement, or if the stockholder desires to nominate a person to be a director, the shareholder must follow the procedures outlined in the Company's Articles of Association. The Articles of Association require timely notice in writing of the matter or nomination, and receipt of the written notice by the Company's Secretary not later than the close of business on the 90th day prior to the anniversary of the originally scheduled date of the preceding year's annual general meeting. The deadline for delivery and receipt of such notices for the 2005 Annual General Meeting of Shareholders was the close of business on March 10, 2005, and the deadline for delivery and receipt of such notices for the 2006 Annual General Meeting of Shareholders is the close of business on March 8, 2006. A copy of the Company's Articles of Association is available upon request from the Company's Secretary at 15375 Memorial Drive, Houston, Texas 77079-4101.

Other Matters to be Presented

        The Company has not been notified of and the Board of Directors does not know of any other matters to be presented for action at the 2005 Annual General Meeting of Shareholders. If any other matters should properly come before the Annual General Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

                      GLOBALSANTAFE CORPORATION

                      By ALEXANDER A. KREZEL
                                  Secretary

Houston, Texas
April 29, 2005

Appendix A

DIRECTOR INDEPENDENCE STANDARDS

        Pursuant to the New York Stock Exchange Corporate Governance Rules, a majority of the Board of Directors ("Board") of GlobalSantaFe Corporation (the "Company") must be independent. No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. The Board will observe and comply with all additional criteria for independence established by the New York Stock Exchange and other governing laws and regulations.

        To assist it in its determinations of director independence, the Board has established the following standards to apply when assessing the independence of a director and the materiality of a director's relationship with the Company:

        A.    A director will not be independent if, within the preceding three years:

  •
  the director was employed by the Company or any of its direct or indirect subsidiaries or affiliates;

  •
  an immediate family member of the director was employed by the Company as an executive officer;

  •
  the director was employed by or affiliated with the Company's present or former independent auditors;

  •
  an immediate family member of the director was affiliated with or employed in a professional capacity by the Company's present or former independent auditors;

  •
  the director was employed, or an immediate family member of the director was employed as an executive officer of another company where any of the Company's present executives served on its compensation committee;

  •
  the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees; or

  •
  the director of the Company was an executive officer or an employee, or an immediate family member of the director was an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000, or (b) 2% of such other company's consolidated gross revenues.

        B.    The following commercial or charitable relationship will not be considered to be material relationships that would impair a director's independence:

  •
  if a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company's consolidated gross revenues;

  •
  if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

A-1

  •
  if the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders equity of the company where the director serves as an executive officer; or

  •
  if a director of the Company serves as an officer of a charitable organization, and the Company's contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization's gross revenues.

        C.    For relationships not covered by Section B above, the determination of whether the relationship is material or not, and whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in Sections A and B above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section B above.

        Members of the Audit Committee of the Board are subject to heightened standards of independence, as provided for within the Audit Committee charter.

        For the above standards that contain a three-year "look back" provision, there is a one-year "look back" transition period up to November 3, 2004, thereafter the three-year "look back" provision applies.

A-2

Appendix B

         GlobalSantaFe
2003 Long-Term Incentive Plan
(As Amended and Restated Effective June 7, 2005)

SECTION 1—GENERAL

        1.1   Purpose. The GlobalSantaFe 2003 Long-Term Incentive Plan (the "Plan") was established by GlobalSantaFe Corporation (the "Company") to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities using the Company's ordinary shares or cash that are competitive with those of other similar companies, and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's ordinary shares, thereby promoting the long-term financial interest of the Company and the Related Companies, including growth in value of the Company's equity and enhancement of long-term shareholder return. The Plan was originally effective March 4, 2003 and, and, subject to its approval by the shareholders of the Company at the Company's 2005 annual meeting of shareholders, the Plan, as amended and restated herein, shall be effective as of June 7, 2005.

        1.2   Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan and thereby become "Participants" in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the Plan or any other plan or arrangement of the Company or a Related Company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a Related Company; provided, however, that except for adjustments described in paragraph (c) of subsection 7.2, the Exercise Price of any Option or SAR shall not be decreased including by means of issuance of a substitute Option or SAR with a lower Grant Price.

        1.3   Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

        1.4   Construction and Definitions. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. Capitalized terms in the Plan shall be defined as set forth in the Plan, including the definition provisions of Section 2.

SECTION 2—DEFINED TERMS

        For purposes of the Plan, the terms listed below shall be defined as follows:

          (a)   Agreement. The term "Agreement" has the meaning ascribed to it in subsection 7.10.

          (b)   Award. The term "Award" means any award or benefit granted to any Participant under the Plan, including without limitation the grant of Options, SARs, Stock Awards, Cash Awards or Performance Awards.

          (c)   Board. The term "Board" means the Board of Directors of the Company.

          (d)   Cash Award. The term "Cash Award" has the meaning ascribed to it in subsection 5.1.

          (e)   Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f)    Committee. The term "Committee" has the meaning ascribed to it in subsection 8.1.

          (g)   Company. The term "Company" has the meaning ascribed to it in subsection 1.1.

          (h)   Effective Date. The term "Effective Date" has the meaning ascribed to it in subsection 7.1.

          (i)    Eligible Individual. The term "Eligible Individual" shall mean any employee of the Company or a Related Company, any consultant or other person providing key services to the Company or a Related Company, any person to whom an offer of employment has been made by the Company or a Related Company and is expected to become such an employee within the following six months, and any Non-Employee Director.

          (j)    Exercise Price. The term "Exercise Price" has the meaning ascribed to it in paragraph (c) of subsection 3.1.

          (k)   Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

            (i)    If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading; provided that, in the discretion of the Committee, "Fair Market Value" for purposes of the exercise of an Option or SAR may be the price prevailing on the exchange at the time of exercise. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

            (ii)   If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

            (iii)  If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

          (l)    Incentive Stock Option. The term "Incentive Stock Option" has the meaning ascribed to it in paragraph (a) of subsection 3.1.

          (m)  Non-Employee Director. The term "Non-Employee Director" shall mean an individual serving as a member of the Board who is not an employee of the Company or a Related Company.

          (n)   Non-Qualified Stock Option. The term "Non-Qualified Stock Option" has the meaning ascribed to it in paragraph (a) of subsection 3.1.

          (o)   Option. The term "Option" has the meaning ascribed to it in paragraph (a) of subsection 3. 1.

          (p)   Participant. The term "Participant" has the meaning ascribed to it in subsection 1.2.

          (q)   Plan. The term "Plan" has the meaning ascribed to it in subsection 1.1.

          (r)   Performance Award. The term "Performance Award" has the meaning ascribed to it in subsection 6.1.

          (s)   Pricing Date. The term "Pricing Date" has the meaning ascribed to it in paragraph (c) of subsection 3.1.

          (t)    Qualified Performance Award. The term "Qualified Performance Award" has the meaning ascribed to it in subsection 6.2.

          (u)   Related Company. The term "Related Company" means any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Committee.

          (v)   Restatement Date. The term "Restatement Date" has the meaning ascribed to it in subsection 7.1.

          (w)  SAR. The term "SAR" has the meaning ascribed to it in paragraph (b) of subsection 3.1.

          (x)   Stock. The term "Stock" means the ordinary shares, $.01 par value per share, of the Company.

          (y)   Stock Award. The term "Stock Award" has the meaning ascribed to it in subsection 4.1.

SECTION 3—OPTIONS AND SARS

        3.1   Definitions

          (a)   The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 3 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" as described in section 422(b) of the Code and shall comply with, among other things, the requirements of subsections 3.2, 3.3 and 7.1 of the Plan. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b)   A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee. An SAR may be granted in tandem with an Option, subject to the terms and restrictions established by the Committee.

          (c)   Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that if an Option or SAR is granted in tandem with or in substitution for an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

        3.2   Exercise. Each Option and each SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that (a) each Option and each SAR shall be exercisable only during a fixed period of time ending no later than ten years from the date such Option or SAR is granted, and (b) to the extent required by the Code, the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock

Options granted to any individual Participant are exercisable for the first time during any calendar year shall not exceed $100,000, valued at the date or dates the Options are granted, and any Option designated as an Incentive Stock Option that is in excess of such limit required by the Code shall be treated as a Non-Qualified Stock Option.

        3.3   Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

          (a)   Subject to the following provisions of this subsection 3.3, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c) of this subsection 3.3, payment may be made as soon as practicable after the exercise.

          (b)   The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares being valued at Fair Market Value as of the day of exercise), excluding any shares deemed unacceptable for any reason by the Committee, or in any combination thereof, as determined by the Committee.

          (c)   The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the shares of Stock acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        3.4   Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock valued at their Fair Market Value at the time of exercise, in cash, or in any combination thereof, as determined in the discretion of the Committee. The Committee may in its discretion impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 4—OTHER STOCK AWARDS

        4.1.  Definition. A "Stock Award" is a grant of shares of Stock or of a right to receive shares of Stock, or their cash equivalent or a combination of both, in the future.

        4.2   Restrictions on Stock Awards. Each Stock Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive shares of Stock, or their cash equivalent or a combination of both, in the future pursuant to a Stock Award shall limit such right for a minimum of three years from the date such Stock Award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date such Stock Award is granted. Such restrictions and/or contingencies may terminate or be subject to termination before the passage of the period of time designated and/or the achievement of such performance goals only in the event of grants made in connection with the initial employment or service of a Participant, the death, disability, or retirement from or other non-cause termination of employment or service with the Company or a Related Company of the holder of such Stock Award, or in the event of a change of control, as defined in the terms of such Stock Award, of the Company or a Related Company. Any unrestricted grant of shares of Stock pursuant to a Stock Award shall be made only in lieu of salary or bonus that otherwise would be payable by the Company or a Related Company.

SECTION 5—CASH AWARDS

        5.1   Definition. A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been pre-established by the Committee.

        5.2   Restrictions on Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a period of time determined by the Committee. The maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $3,000,000.

SECTION 6—PERFORMANCE AWARDS

        6.1   Definition. A "Performance Award" is an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more performance goals.

        6.2   Restrictions on Performance Awards. Performance Awards not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. Performance Awards granted under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code ("Qualified Performance Awards") shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before or after interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price performance; (d) net income (before or after taxes); (e) cash flow; (f) total shareholder return; (g) revenue growth; (h) return on equity or on assets or on net investment; (i) profit returns and margins and (j) working capital or cost containment or reduction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i) as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing performance goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation pursuant to a Qualified Performance Awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

SECTION 7—OPERATION AND ADMINISTRATION

        7.1   Effective Date and Duration. The Plan was originally effective March 4, 2003 (the "Effective Date"). Subject to its approval by the shareholders of the Company at the Company's 2005 Annual General Meeting of Shareholders, the Plan, as amended and restated, shall be effective as of June 7, 2005 (the "Restatement Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by section 422 of the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date.

        7.2 Shares Subject to Plan.

          (a)   (i) With respect to an Award granted on or after the Restatement Date and subject to the following provisions of this subsection 7.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 4,500,000 shares of Stock. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

           (ii) With respect to an Award granted on or after the Restatement Date, any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award granted on or after the Restatement Date are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

           (iii) With respect to an Award granted on or after the Restatement Date, If the Exercise Price or other purchase price of any stock option or other award granted under the Plan is satisfied by tendering shares of Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation resulting from the settlement of any such option or other award is satisfied by tendering or withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

           (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity or an interest in another entity.

          (b)   Subject to paragraph (c) of this subsection 7.2, the following additional maximums are imposed under the Plan.

            (i)    The entire number of shares of Stock that may be issued pursuant to the Plan may be issued with respect to Incentive Stock Options, Non-Qualified Stock Options, SARs, Stock Awards or Performance Awards.

            (ii)   The maximum number of shares of Stock that may be covered by Awards granted to any one employee during any one calendar year pursuant to this Plan shall be 400,000 shares. The maximum number of shares of Stock that may be covered by Awards granted to any one Non-Employee Director during any one calendar year pursuant to this Plan shall be 25,000 shares.

          (c)   In the event of a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization,

  reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Award limits set forth in paragraph (b) of subsection 7.2; and (iv) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

        7.3   Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

          (b)   To the extent that the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        7.4   Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company, or the Company or any Related Company may withhold from any payments due or becoming due to the recipient, an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares; provided, however, that, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, or the Company may accept delivery of shares of Stock with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirement, excluding any shares deemed unacceptable for any reason by the Committee. Whenever under the Plan payments are to be made to a Participant or beneficiary in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements. At the discretion of the Committee, the terms and conditions of any Award may provide for a cash payment to a Participant equal to any tax the Participant must pay in connection with the settlement of the Award and/or the disposition of Stock received upon settlement of the Award. If no provision is made in an Award regarding excise taxes on golden parachute payments under Section 280G of the Code, then payments under the Plan will be capped to avoid imposition of the excise tax and loss of deduction.

        7.5   Shares as Payment. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock, valued at their Fair Market Value, as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

        7.6   Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        7.7   Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards (subject to the restrictions described in subsection 1.2), or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

        7.8   Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable. The transfer restrictions in this Section 7.8 shall not apply to:

          (i)    transfers to the Company,

          (ii)   the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; provided that, no transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer,

          (iii)  transfers pursuant to a domestic relations order,

          (iv)  permitted transfers or exercises on behalf of the Participant by his or her legal representative, if the Participant has suffered a disability,

          (v)   the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee, or

          (vi)  if permitted by the Committee in the applicable Agreement, a transfer by the Participant to (i) the children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests. Subsequent transfers of a transferred Award shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided in the applicable Agreement, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant as specified in the Agreement.

        7.9   Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made and delivered to the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        7.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Committee may prescribe in its sole discretion.

        7.11 Limitation of Implied Rights.

          (a)   Neither a Participant nor any other person shall by reason of the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

          (b)   The Plan does not constitute a contract of employment, and selection as a Participant and/or the grant or an Award will not give any employee the right to be retained in the employ of the Company or any Related Company, the right to receive any future Award under the Plan, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such right.

        7.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent, reliable, and signed, made or presented by the proper party or parties.

        7.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duty authorized to act for the board, or, except to the extent prohibited by applicable law or applicable rules of any stock exchange, by a duly authorized officer of the Company.

        7.14 Separate Fund. Neither the Company, the Board or the Committee has any obligation to create a separate fund for the performance of any cash payment obligation under the Plan, but any or all of them may, at their own discretion, create trust funds or similar arrangements for such purpose.

        7.15 Liability for Cash Payments. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

SECTION 8—COMMITTEE

        8.1   Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") or, as applicable, the Board, in accordance with this Section 8.

        8.2   Selection and Composition of Committee. The Committee shall be selected by the Board and shall consist of two or more members of the Board who are not employees of the Company or a Related Company.

        8.3   Powers of Committee. The authority to manage and control the operation and administration of the Plan with respect to awards to employees or consultants shall be vested in the Committee, subject to the following:

          (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the same restrictions imposed upon the Board by Section 9, to amend, cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

          (b)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m) and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

          (c)   The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (d)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (e)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is conclusive, final and binding.

          (f)    At its discretion, the Committee may terminate or suspend the granting of Awards under the Plan at any time or from time to time.

          (g)   In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        8.4   Powers of the Board. Notwithstanding any Plan provision to the contrary, the Board shall have the same powers, duties, and authority to administer the Plan with respect to Awards granted to Non-Employee Directors as the Committee retains with respect to Awards granted to employees and consultants as described in subsection 8.3 and other applicable Plan provisions.

        8.5   Delegation by Committee or Board. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee or the Board may allocate all or any part of their respective responsibilities and powers to any one or more of their respective members and may delegate all or any part of its responsibilities and powers to any person or persons. Any such allocation or delegation may be revoked by the Committee or the Board, as applicable, at any time.

        8.6   Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee or the Board, as applicable, with such data and information as may be required for it to discharge their respective duties. The records of the Company and Related Companies as to an employee's or Participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, re-employment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee or the Board, as applicable, considers desirable to carry out the terms of the Plan.

        8.7   Duplicated Signatures. At their discretion, the Committee or the Board, as applicable, may accept a duplicated signature on any document, whether faxed, photocopied or otherwise duplicated, which will be effective to the same extent as an original signature unless there is a showing of fraud or other wrongdoing, the burden of making such showing being on the person asserting such fraud or wrongdoing.

AMENDMENT AND TERMINATION

        9.1   Generally. The Board may at any time amend, suspend or terminate the Plan, provided that, subject to subsection 7.2 (relating to certain adjustments to shares), no amendment or termination may in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, the Committee may amend the Plan by its own action if any such amendment is necessary for the Plan to meet applicable legal requirements or if the amendment does not materially increase the Plan costs nor substantially modify the eligibility, vesting or benefit provisions of the Plan. To the extent required by applicable law or the requirements of the principal national exchange on which the Stock is listed, a Plan amendment shall be subject to shareholder approval.

        9.2.  Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements ("Section 409A"), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights under any Award.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.	Please mark your votes as indicated in this sample	☒

The Board of Directors recommends that the shareholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.

1.
Proposal to elect Richard L. George, Robert E. Rose, Stephen J. Solarz, and Nader H. Sultan as Class II directors to serve until the annual general meeting of shareholders to be held in 2008 or until their successors have been duly qualified.

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY To vote for all nominees listed above
☐	☐	(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
2.
Proposal to amend the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

Signature	Signature	Date
Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

PROXY
GLOBALSANTAFE CORPORATION
15375 Memorial Drive
Houston, Texas 77079-4101 U.S.A.

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual General Meeting of Shareholders—June 7, 2005

The undersigned hereby appoints Jon A. Marshall, W. Matt Ralls, and James L. McCulloch as proxies, each with the power to appoint his substitute, and hereby authorizes each or any of them to represent and to vote, as designated on the reverse side, all the ordinary shares held of record by the undersigned as of the close of business on April 5, 2005, at the annual general meeting of shareholders of GlobalSantaFe Corporation scheduled to be held at 15375 Memorial Drive, Houston, Texas 77079-4101 U.S.A. on June 7, 2005 at 8:00 a.m. Central Time, and any adjournments or postponements thereof.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

FOLD AND DETACH HERE

401(k) Plan

Please mark your votes as indicated in this sample	☒

The Board of Directors recommends that the shareholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this voting direction form.

1.
Proposal to elect Richard L. George, Robert E. Rose, Stephen J. Solarz, and Nader H. Sultan as Class II directors to serve until the annual general meeting of shareholders to be held in 2008 or until their successors have been duly qualified.

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY To vote for all nominees listed above
☐	☐	(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
2.
Proposal to amend the Company's 2003 Long-Term Incentive Plan to reduce the number of shares authorized for issuance under the plan and increase the number of such shares available for full-value stock awards.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In its discretion the Trustee may authorize the voting of said shares upon such other business as may properly come before the Meeting and any postponements or adjournments thereof for a vote of the ordinary shares. These votes will be tabulated confidentially.

Signature	Signature
Date
Please sign exactly as name appears. If acting as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

401(k) Plan

GLOBALSANTAFE CORPORATION
15375 Memorial Drive
Houston, Texas 77079-4101 U.S.A.

Confidential Voting Directions

The undersigned hereby directs Fidelity Management Trust Company, as Trustee under the GlobalSantaFe Savings Incentive Plan, to execute a proxy or proxies authorizing the voting of all ordinary shares of GlobalSantaFe Corporation held in the Plan on April 5, 2005, and attribute to the undersigned's Plan account at the Annual General Meeting of Shareholders of GlobalSantaFe Corporation to be held at 15375 Memorial Drive, Houston, Texas 77079-4101 U.S.A. on June 7, 2005 at 8:00 a.m. Central Time, and any adjournments or postponements thereof, and in their discretion upon any other business that may properly come before the meeting.

This voting direction form when properly executed will be voted in the manner herein directed by the Trustee. If no direction is made, this voting direction form will be voted FOR Proposals 1, 2 and 3. If your voting directions are not received by June 2, 2005, the shares attributed to your account will not be voted.

The Board of Directors recommends that the shareholders vote For each of the proposals. Please review carefully the Proxy Statement delivered with this Voting Direction Form.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

FOLD AND DETACH HERE